PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated September 9, 1999)

                                                Filed pursuant to Rule 424(b)(5)
                                                Registration Number 333-64767


                          Merrill Lynch Depositor, Inc.
                                    Depositor
                3,228,120 PREFERREDPLUS 7.75% TRUST CERTIFICATES
                               ($25 STATED AMOUNT)
                        PREFERREDPLUS TRUST SERIES WCM-1
               (Underlying Securities Will Be 6.95% Debentures due
                                 August 15, 2028
                            Issued by WorldCom, Inc.)

Underwriting Discount        Number of Certificates(1)        Distribution Rate             Price to Public
---------------------        ----------------------           -----------------             ---------------
         $.50                        3,228,120                      7.75%                         $25

(1) Either prior to the closing date or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the underlying securities in the trust and issue a corresponding amount of additional trust certificates.


                                    The Trust
o PREFERREDPLUS Trust Series WCM-1 will be a trust formed under the laws of the State of New York.
o The trust will issue PREFERREDPLUS 7.75% Trust Certificates Series WCM-1 (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor. The depositor has agreed to sell the trust certificates to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.
o The underwriter proposes to offer the trust certificates at the offering price set forth above and will initially offer the trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates.

                             The Trust Certificates
o The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities described in this prospectus supplement.
o The trust has the option to issue from time to time to third parties call warrants that represent the rights of the holders of the call warrants to purchase outstanding trust certificates in whole or in part. Holders of trust certificates cannot cause call warrant holders to exercise their call rights. If holders of call warrants exercise call rights on or after August 15, 2006, the call price will be the stated amount of each trust certificate called. If holders of call warrants exercise call rights prior to August 15, 2006, the call price will be $26.25 per trust certificate. The call warrants are not being offered pursuant to this prospectus supplement.
o Although the trust intends to apply to have the trust certificates listed on the New York Stock Exchange, the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.
                            The Underlying Securities
o The underlying securities, which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust and will consist of $90,000,000 6.95% Debentures due August 15, 2028 issued by WorldCom, Inc., a Georgia corporation.

     Investing in the trust certificates involves certain risks, which are described in the "Risk Factors" section beginning on page S-11 of this prospectus supplement.

     The trust certificates represent interests in the trust only and do not represent obligations of or interests in the depositor or any of its affiliates. The trust certificates do not represent a direct obligation of the underlying securities issuer or any of its affiliates.
                                ----------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

     The trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about June 1, 2001.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------

             The date of this prospectus supplement is May 30, 2001.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page
                                                                            ----

Summary of Economic Terms....................................................S-3
Summary Information Q&A......................................................S-6
Risk Factors................................................................S-11
The Trust...................................................................S-14
Description of the Trust Certificates.......................................S-14
The Depositor...............................................................S-18
Description of the Trust Agreement..........................................S-18
Description of the Underlying Securities....................................S-22
Federal Income Tax Consequences.............................................S-32
ERISA Considerations........................................................S-37
Underwriting................................................................S-38
Validity of the Trust Certificates..........................................S-38
Ratings.....................................................................S-38

                                   Prospectus

Prospectus Supplement..........................................................2
Available Information..........................................................2
Incorporation of Certain Documents by
     Reference.................................................................2
Reports to Certificateholders..................................................3
Prospectus Summary.............................................................4
Risk Factors...................................................................7
The Depositor.................................................................14
Use of Proceeds...............................................................14
Formation of the Trust........................................................14
Maturity and Yield Considerations.............................................15
Description of the Certificates...............................................16
Description of the Trust Agreement............................................31
Description of Deposited Assets...............................................44
Currency Risks................................................................53
Year 2000 Compliance..........................................................54
Federal Income Tax Consequences...............................................55
ERISA Considerations..........................................................59
Underwriting..................................................................61
Legal Matters.................................................................62
Index of Defined Terms.......................................................I-1
                                    --------

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

                            SUMMARY OF ECONOMIC TERMS

         This summary highlights the principal economic terms of the underlying securities and of the trust certificates being issued by the trust. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

                             The Trust Certificates

The trust................................PREFERREDPLUS Trust Series WCM-1,
                                         formed by Merrill Lynch Depositor, Inc.
                                         and the trustee.

Securities offered.......................PREFERREDPLUS 7.75% Trust Certificates
                                         Series WCM-1.

Initial number of trust certificates.....3,228,120

Final scheduled distribution date........August 15, 2028, unless the call warrant holders exercise their rights
                                         to call the trust certificates.

Rate of distributions....................7.75% per year.

Deposited assets ........................The Deposited Assets will consist of the underlying securities. See "-The
                                         Underlying Securities" and "Description
                                         of the Deposited Assets" below.

Original issue date; closing date........June 1, 2001.

Cut-off date.............................June 1, 2001.

Distribution dates.......................February 15 and August 15, or if any
                                         such date is not a business day, then
                                         the next succeeding business day,
                                         commencing August 15, 2001.

Mandatory redemption.....................The trust certificates will be redeemable upon a redemption of the
                                         underlying securities. See "-The
                                         Underlying Securities-Redemption"
                                         below.

Call warrant.............................On any business day on or after August
                                         15, 2006 that any call warrant holders
                                         designate as a "Call Date", the call
                                         warrant holders may, upon notice of not
                                         less than 30 days (or in the case of
                                         the announcement of any redemption or
                                         other unscheduled payment of the
                                         underlying securities or receipt of
                                         notice of termination of the trust, not
                                         less than 5 days) but not more than 60
                                         days prior to that Call Date, purchase
                                         your trust certificates in whole or in
                                         part at their stated amount plus any
                                         accrued and unpaid distributions to the
                                         Call Date.

                                         In addition, on any business day before
                                         August 15, 2006 and after the
                                         announcement of any redemption or other
                                         unscheduled payment of the underlying
                                         securities or receipt of notice of
                                         termination of the trust that any call
                                         warrant holders designate as a "Call
                                         Date", the call warrant holders
                                         may, upon notice of not less than 5
                                         days but not more than 60 days prior to
                                         that Call Date, purchase your trust
                                         certificates in whole or in part at
                                         $26.25 per trust certificate plus any
                                         accrued and unpaid distributions to the
                                         Call Date.

Denominations; specified currency........The trust certificates will each have a stated amount of $25 and will be
                                         denominated and payable in U.S.
                                         dollars. The underwriter will initially
                                         offer the trust certificates in minimum
                                         lots of 40 trust certificates and
                                         subsequent increments of 40 trust
                                         certificates.

Collection periods.......................Semi-annual periods (or, in the case of the first collection period, from and
                                         including the original issue date to,
                                         and including, the first distribution
                                         date).

Form of trust certificate................Book-entry certificates with The
                                         Depository Trust Company, or DTC. See
                                         "Description of the Trust
                                         Certificates-Definitive Trust
                                         Certificates" on page S-14.
                                         Distributions will be settled in
                                         immediately available (same-day) funds.

Trustee..................................United States Trust Company of New
                                         York.

Ratings.................................."BBB+" by Standard & Poor's Ratings
                                         Services, a division of The McGraw Hill
                                         Companies, Inc., and "A3" by Moody's
                                         Investors Service, Inc. See "Ratings"
                                         on page S-38.

CUSIP number.............................740434402

                            The Underlying Securities

Underlying securities....................6.95% Debentures due August 15, 2028
                                         issued by the underlying securities
                                         issuer.

Underlying securities issuer.............WorldCom, Inc.

Underlying securities trustee............The Chase Manhattan Bank, as successor to Mellon Bank N.A.

Underlying securities original
  issue date.............................August 11, 1998

Underlying securities final
  payment date...........................August 15, 2028.

Denominations; specified currency........The underlying securities are denominated and payable in U.S. dollars
                                         and are available in minimum
                                         denominations of $1,000 and multiples
                                         thereof.

Underlying securities payment dates......February 15 and August 15, or if any such date is not a business day, then
                                         the next succeeding business day to the
                                         persons in whose names the underlying
                                         securities are registered at the close
                                         of business on the February 1 or August
                                         1 prior to the payment date.

Underlying securities rate...............6.95% per year.

Underlying securities distribution
periods..................................Semi-annual periods.

Form of security.........................Book-entry securities with DTC.

Redemption...............................In certain circumstances, the underlying securities are redeemable at
                                         the option of the underlying securities
                                         issuer, in whole or in part, at any
                                         time or from time to time, on at least
                                         30 days, but not more than 60 days,
                                         prior notice. The redemption price will
                                         be equal to the greater of (i) 100% of
                                         the principal amount of the underlying
                                         securities to be redeemed or (ii) the
                                         sum of the present values of the
                                         remaining scheduled payments
                                         discounted, on a semiannual basis
                                         (assuming a 360-day year of twelve
                                         30-day months), at a rate equal to the
                                         sum of the treasury rate plus 20 basis
                                         points. Accrued and unpaid interest
                                         will be payable to the redemption date.
                                         See "Description of the Underlying
                                         Securities - Redemption" on page S-27.

Ratings.................................."BBB+" by Standard & Poor's Ratings
                                         Services, a division of The McGraw Hill
                                         Companies, Inc., and "A3" by Moody's
                                         Investors Service, Inc.

Underlying Securities' CUSIP number......98155KAJ1

                             SUMMARY INFORMATION Q&A

         The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" section beginning on page S-11 of this prospectus supplement to determine whether an investment in the trust certificates is appropriate for you.

         For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

         Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust. Each trust certificate will entitle the holder to receive semiannual cash distributions as described in this prospectus supplement. The underwriter is offering PREFERREDPLUS 7.75% Trust Certificates Series WCM-1, with a stated amount of $25 per trust certificate. The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of February 20, 1998, between Merrill Lynch Depositor, Inc. and United States Trust Company of New York, as trustee and securities intermediary, as amended and supplemented by the Series WCM-1 Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the "trust agreement"). The trust certificates will consist of a single class. All payments on the trust certificates will come from the underlying securities.

         On the closing date set forth in this prospectus supplement, the trust may also issue call warrants that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under "Description of the Trust Certificates-Call Warrants" on page S-16 of this prospectus supplement. The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

         PREFERREDPLUS Trust Series WCM-1 will be a trust formed under the laws of the State of New York. The trust certificates issued by the trust will be sold to the public. The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above. United States Trust Company of New York is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

         Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust. See "The Depositor" on page 14 of the accompanying prospectus. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

         Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement. This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

What Are the Trust's Assets?

         The initial assets of the trust will be the underlying securities consisting of $90,000,000 6.95% Debentures due August 15, 2028 issued by WorldCom, Inc., a Georgia corporation. The underlying securities held by the trust will represent 5.14% of the total issuance of the 6.95% Debentures due August 15, 2028. The underlying securities were issued pursuant to an indenture dated March 1, 1997, as executed by the underlying securities issuer and the underlying securities trustee. Pursuant to a registration statement filed by the underlying securities issuer on Form S-3 (No. 333-45067), the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC. The underlying securities have a CUSIP number of 98155KAJ1.

         The underlying securities will mature on August 15, 2028 unless redeemed earlier as described under "Description of the Underlying Securities - Redemption" on page S-27 of this prospectus supplement. The principal amount of the underlying securities will be payable to the trust on August 15, 2028. Either prior to the closing date or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the initial assets of the trust and issue a corresponding amount of additional trust certificates.

When Will You Receive Semiannual Distributions?

         If you purchase the trust certificates, you will be entitled to receive cash distributions at an annual rate of 7.75% of the stated amount of $25 per trust certificate. Distributions will accumulate from the date the trust issues the trust certificates and will be paid semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2001 and ending on August 15, 2028, unless the final scheduled distribution date is advanced for any reason.

When Can the Trust Redeem the Trust Certificates?

         The trust will redeem all of the outstanding trust certificates when the underlying securities are paid at maturity on August 15, 2028 (the "stated maturity date") or on their earlier redemption. The underlying securities issuer may redeem all or some of the underlying securities before August 15, 2028 at its option, which is more fully described under "Description of the Underlying Securities - Redemption" on page S-27, at the applicable redemption price. If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of trust certificates proportional to the amount of underlying securities being redeemed and will redeem those trust certificates in exchange for a pro rata portion of the redemption price. The number of trust certificates redeemed by the trustee may be reduced by the number of any trust certificates called pursuant to the exercise of call rights prior to the redemption.

         Upon exercise of any call warrants, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

When Will the Trust Certificates Be Subject to Call Warrants?

         On any business day on or after August 15, 2006 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust, not less than 5 days) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date.

         In addition, on any business day before August 15, 2006 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 5 days but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at $26.25 per trust certificate plus any accrued and unpaid distributions to the Call Date. Upon exercise of any call warrants, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

         The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity. We cannot assure you that the call warrant holders will purchase your trust certificates prior to August 15, 2028. For additional information on the exercise of call warrants, see "Description of the Trust Certificates-Call Warrants" on page S-16.

What Happens If There Is a Payment Default on the Underlying Securities?

         If there is a payment default on the underlying securities, the trustee will sell the underlying securities and distribute the proceeds from the sale of the underlying securities to the holders of the trust certificates pro rata. Upon such sale, the call warrants will expire and have no value. If there is an acceleration of the maturity of the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports, the trustee will distribute the underlying securities to the holders of the trust certificates pro rata.

In What Form Will the Trust Certificates Be Issued?

         Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your trust certificates. The trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement. The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for Income Tax Purposes?

         The trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. For United States federal income tax purposes, the trust certificates will represent direct ownership of all of the underlying securities held by the trust and a written call option on the underlying securities. Each trust certificateholder will be required to report on its federal income tax return its pro rata share of the income from the underlying securities. See "Federal Income Tax Consequences" on page S-32.

Will the Trust Certificates Be Listed on a Stock Exchange?

         The trust intends to apply to have the trust certificates listed on the New York Stock Exchange, or the NYSE. If approved for listing, trading of the trust certificates is expected to commence within 30 days after they are first issued. You should be aware that the listing of the trust certificates will not necessarily ensure that a liquid trading market will be available for the trust certificates.

Will the Trust Certificates Be Rated?

         It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each, a "rating agency" and collectively, the "rating agencies"), equivalent to the ratings of the underlying securities. As of the date of this prospectus supplement, the underlying securities were rated "A3" by Moody's and "BBB+" by S&P. Moody's is contemplating a change in its ratings criteria, which could result in a reassignment of the rating of the underlying securities (and a corresponding reassignment of the rating of the trust certificates) by Moody's.

         The rating of the trust certificates by Moody's addresses the likelihood of the ultimate payment of principal of and interest on the trust certificates or any underlying securities distributed, as well as any shortfall. The rating of the trust certificates by S&P addresses the likelihood of timely payment of distributions on the trust certificates or any underlying securities distributed in respect of the trust certificates. We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of trust certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

         An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an individual retirement account (each, a "plan") are each permitted to purchase trust certificates. However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities?

         The underlying securities issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. You may obtain copies of this material for a fee by writing to the SEC's Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities issuer at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The underlying securities issuer filed with the SEC a registration statement on Form S-3 (the "registration statement", which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, with respect to the underlying securities. The prospectus relating to the underlying securities does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the underlying securities issuer you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         You should not rely on this prospectus supplement for information with respect to the underlying securities issuer. This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the underlying securities or the underlying securities issuer. This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities.

         No investigation with respect to the underlying securities issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the underlying securities has been made. You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith.

                                  RISK FACTORS

         Your investment in the trust certificates will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the trust certificates is suitable for you.

If the underlying securities are redeemed prior to their maturity date or if any call warrant holder exercises its optional call right, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your trust certificates

         The yield you will realize on your trust certificates depends upon several factors, including

         o        the purchase price of the trust certificates,

         o        when you acquire your trust certificates, and

         o whether the underlying securities issuer exercises its option to redeem the underlying securities, and

         o whether the call warrant holders exercise their optional rights to purchase outstanding trust certificates.

         The underlying securities issuer will have the right, if certain conditions are met, to redeem the underlying securities. Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.

         Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your trust certificates also depends on whether the call warrant holders exercise their call warrants to purchase the trust certificates. On any business day on or after August 15, 2006 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust, not less than 5 days) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date. In addition, on any business day before August 15, 2006 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 5 days but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at $26.25 per trust certificate plus any accrued and unpaid distributions to the Call Date.

         If the underlying securities are redeemed or the call warrant holders exercise their call warrants, the trust will redeem the trust certificates or select by lot trust certificates to be surrendered to the call warrant holders. Prevailing interest rates at the time of an early redemption or a call exercise may be lower than the yield on your trust certificates. Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants. In addition, if the prevailing market value of the trust certificates exceeds the redemption price or call exercise price paid to you upon a redemption of the underlying securities or the exercise of a call, you will not be able to realize such excess.

         See "Description of the Trust Certificates-Call Warrants" on page S-16 and see "Description of Underlying Securities-Redemption" on page S-27.

An inactive public market may limit your ability to sell your trust certificates

         We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations. Merrill Lynch & Co. is not obligated, however, to make a market in any series of the trust certificates. At its sole discretion, Merrill Lynch & Co. may discontinue its market-making activities at any time without notice to you. In addition, upon certain events described on page S-17 of this prospectus supplement, the underlying securities may be distributed to you. Although the underlying securities are listed on the NYSE, we cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market does exist, that you will be able to sell the underlying securities that you may hold. If an active public market for the trust certificates or the underlying securities does not develop or continue, the market prices and liquidity of your trust certificates or the underlying securities that you may hold may be adversely affected. We expect to apply for listing of the trust certificates on the NYSE.

You may not be paid if the assets of the trust are insufficient

         Currently, the trust has no significant assets other than the underlying securities. If the underlying securities are insufficient to make payments or distributions on the trust certificates, no other assets will be available for payment of the deficiency.

The trustee will not manage the underlying securities

         Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or the underlying securities issuer. As provided in the trust agreement, the trust will dispose of the underlying securities only if

         o        there is a payment default on any underlying securities,

         o there is another type of default that accelerates the maturity of the underlying securities, or

         o the underlying securities issuer ceases to file Exchange Act reports.

         Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist. The trustee has no discretion to do otherwise. If adverse market conditions do exist at the time of the trustee's sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter and the trustee have not investigated the underlying securities

         The depositor, the underwriter and the trustee have not

         o investigated the business condition, financial or otherwise, of the underlying securities issuer, or

         o verified any reports or information that the underlying securities issuer filed with the SEC.

         We encourage you to consider publicly available information concerning the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer.

The trust certificates are subject to the creditworthiness of the underlying securities issuer

         The trust certificates represent interests in obligations of the underlying securities issuer. In particular, the trust certificates will be subject to all the risks associated with directly investing in the underlying securities issuer's unsecured subordinated debt obligations. Neither the indenture nor the underlying securities place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer.

The payments owed to the trust certificateholders are unsecured obligations

         In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer. According to the underlying securities prospectus, the underlying securities are general unsecured obligations of the underlying securities issuer, which rank on a parity with all other unsecured senior indebtedness of the underlying securities issuer. However, if the underlying securities issuer subjects any of its property to a lien then the underlying securities, and any other obligations which are then outstanding and subject to a similar covenant, will be secured ratably with the indebtedness or obligation secured by that lien and for the same length of time, subject to certain exceptions. See "Description of Underlying Securities-Covenants" on page S-25.

The trust owes certain payments to the an affiliate of the underwriter

         On August 15, 2001, as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from February 15, 2001 to but not including the closing date set forth in this prospectus supplement. In the event a payment default or acceleration on the underlying securities occurs on or prior to August 15, 2001 and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

The ratings of the trust certificates may change

         At the time of issuance, Moody's and/or S&P will have assigned ratings to the trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated "A3" by Moody's and "BBB+" by S&P. Moody's is contemplating a change in its ratings criteria, which could result in a reassignment of the rating of the underlying securities (and a corresponding reassignment of the rating of the trust certificates) by Moody's.

         Any rating issued with respect to the trust certificates is not a recommendation to purchase, sell or hold a security. Ratings do not comment on the market price of the trust certificates or their suitability for a particular investor. The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit. A revision or withdrawal of a rating may adversely affect the market price of the trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust

         An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust. The depositor's affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust. The price to the public of the trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.

                                    THE TRUST

         The trust under which the trust certificates are issued will be formed pursuant to the Series Supplement, to be dated the date set forth in this prospectus supplement, between the depositor, the trustee and the securities intermediary. Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust. The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.

         The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer. The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The trust certificates will be denominated and their distributions will be payable in U.S. dollars. The trust certificates each have a stated amount of $25.

         Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior Distribution Date (as defined on page S-3) or, in the case of the first collection period, from and including the original issue date, to and including the first Distribution Date.

         The trust certificates will be delivered in registered form. The trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum stated amounts of and integral multiples of $25. The underwriter will initially offer the trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates. The trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below. DTC has informed the depositor that DTC's nominee will be Cede & Co. No holder of any trust certificate will be entitled to receive a certificate representing that person's interest, except as set forth below under "-Definitive Trust Certificates" on page S-14. Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by trust certificateholders with respect to any trust certificates shall refer to actions taken by DTC upon instructions from its participants. See "-Definitive Trust Certificates" below and "Description of the Certificates-Global Securities" on page 28 in the prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a trust certificateholder under the trust agreement only at the direction of one or more participants having trust certificates credited to their DTC accounts. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of certificates evidence specified voting rights. DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

         Definitive trust certificates will be issued to trust certificateholders or their nominees only if

         o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the trust certificates and the depositor is unable to locate a qualified successor, or

         o at the depositor's option, it elects to terminate the book-entry system of the trust certificates through DTC.

         Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive trust certificates. Upon surrender by DTC of the global certificates representing the trust certificates and receipt of instructions for re-registration, the trustee will reissue the trust certificates as definitive trust certificates issued in the stated amounts owned by the individual trust certificateholders. Then, the trustee will recognize the holders of definitive trust certificates as trust certificateholders under the trust agreement.

Redemption

         Upon the redemption of the underlying securities, in whole or in part, at any time or from time to time at the option of the underlying securities issuer, the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than 30 nor more than 60 days' notice of a date of redemption. The trust will then distribute these redemption proceeds pro rata to trust certificateholders, including call holders who may have exercised their calls and acquired trust certificates prior to the date of redemption. The redemption price will be equal to the greater of (i) 100% of the principal amount of the underlying securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments (as defined on page S-27) discounted, on a semiannual basis (assuming a 360-day year of twelve 30-day months), at a rate equal to the sum of the treasury rate (as defined on page S-27) plus 20 basis points, plus accrued and unpaid interest to the redemption date. See "Description of Underlying Securities - Redemption" on page S-27.

         If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot an amount of trust certificates proportional to the amount of underlying securities being redeemed and will redeem those trust certificates in exchange for a pro rata portion of the redemption price. The number of trust certificates redeemed by the trustee may be reduced by the number of any trust certificates called pursuant to the exercise of call rights prior to the redemption.

Listing on the New York Stock Exchange

         The depositor intends to list the trust certificates on the NYSE. If approved for listing, trading is expected to commence within 30 days after the trust certificates are first issued. The depositor cannot assure you that the trust certificates, once listed, will continue to be eligible for trading on the NYSE.

Collections and Distributions

         To the extent of available funds, the trust will make the following distributions in the following order of priority

         o to the trust certificateholders, distributions at the rate of 7.75% per year on the stated amount of the trust certificates until the final scheduled Distribution Date,

         o to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust's liabilities, and

         o if any funds remain in the certificate account after all of the trust's liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

         "Available funds" for any Distribution Date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below. Not less than 100% of the trust certificateholders may elect to sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any extraordinary expenses. In the event of a payment default on the underlying securities, the trustee's approved extraordinary expenses (see "Description of the Trust Agreement-The Trustee" on page S-18) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

         If the trustee has not received payment on the underlying securities on or prior to a Distribution Date, the distribution will be made upon receipt of payment on the underlying securities. No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions owed and paid by the underlying securities issuer as a result of the delay will be paid to the trust certificateholders.

         The trustee shall invest all amounts received on or with respect to the underlying securities that are not distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments. "Eligible investments" means, with respect to the trust certificates, those investments consistent with the trust's status as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next Distribution Date. Income on these investments will constitute trust property.

         The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders. To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay the shortfalls. The depositor will pay the trustee's ordinary expenses.

Call Warrants

         The initial call warrant holder will be the depositor or an affiliate of the depositor, and such affiliate may transfer its call warrants, in whole or in part, in privately negotiated transactions. On any business day on or after August 15, 2006 that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust, not less than 5 days) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date. In addition, on any business day before August 15, 2006 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust that any call warrant holders designate as a "Call Date", the call warrant holders may, upon notice of not less than 5 days but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at $26.25 per trust certificate plus any accrued and unpaid distributions to the Call Date.

         If a call warrant holder has met the exercise requirements set forth below, the holder may, on the Call Date, purchase a principal amount of trust certificates proportionate to such holder's call warrant at the exercise price. In order to exercise its call warrants, the call warrant holder must, not less than 30 days (or not less than 5 days in the case of an announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust) but not more than 60 days prior to such Call Date,

         o notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

         o deposit the call exercise price with United States Trust Company of New York, as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

         o provide the trustee with certain other documents customary for a transaction of this nature.

         Upon exercise of any call warrants, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

Exchange of Trust Certificates

         Merrill Lynch & Co. or any of its affiliates, other than the depositor, or any other person holding trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than 30 days but not more than 60 days prior to a given Distribution Date, that it intends to tender its trust certificates to the trustee on that Distribution Date in exchange for a proportional amount of underlying securities. Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person exercising the optional exchange. In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants. Such optional exchange will not be made if

         o the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act"),

         o the exchange would affect the characterization of the trust as a "grantor trust" under the Code, or

         o in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.

         See "Description of the Trust Certificates-Optional Exchange" on page 26 of the prospectus. Upon such tender of trust certificates, the trustee will deliver to Merrill Lynch & Co. or its affiliates or the call warrant holder, as applicable, a proportional amount of the underlying securities equal to the proportional amount of the trust certificates that were tendered.

Default on Underlying Securities

         If there is a payment default on the underlying securities, the trustee will sell the underlying securities and distribute the proceeds from the sale of the underlying securities to the holders of the trust certificates pro rata. Upon such sale, the call warrants will expire and have no value. If there is an acceleration of the maturity of the underlying securities or if the underlying securities issuer ceases to file Exchange Act reports, the trustee will distribute the underlying securities to the holders of the trust certificates pro rata.

                                  THE DEPOSITOR

         The depositor, Merrill Lynch Depositor, Inc., a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

         The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" on page 14 in the prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-3 (Registration No. 333-29015). The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed. The trust created under the Series Supplement will consist of

         o        the deposited assets, and

         o all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

         Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates. The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement. You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

         The discussions in the prospectus under "Description of the Trust Agreement-Advances in Respect of Delinquencies" on page 33, "-Certain Matters Regarding the Trustee, Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent) on page 33, "-Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event" on page 35 and "-Evidence as to Compliance" on page 41 are not applicable to the trust certificates.

The Trustee

         United States Trust Company of New York will be the trustee for the trust certificates and the trust pursuant to the trust agreement. The trustee's offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1623.

         The trustee shall receive compensation as set forth in an agreement between the depositor and the trust.

         The trust agreement will provide that the trustee may not take any action that, in the trustee's opinion, would or might cause it to incur extraordinary expenses, unless

         o the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

         o the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

         o the trust certificateholders have agreed that these costs will be paid by the trustee

         o from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or

         o out of the trustee's own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

         Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any Distribution Date before any distributions to trust certificateholders on the Distribution Date are made.

Events of Default

         An event of default with respect to the trust certificates under the trust agreement will consist of

         o a default in the payment of any distributions on any underlying securities after it becomes due and payable (subject to any applicable grace period);

         o a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

         o any other event specified as an event of default in the Declaration.

         The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it. However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

         No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless

         o such trust certificateholder previously has given to the trustee written notice of a continuing breach,

         o trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

         o the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

         o the trustee has for 15 days failed to institute a proceeding, and

         o no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

"Required percentage-remedies" shall mean 66 2/3% of the voting rights.

Voting Rights

         At all times, voting rights shall be allocated among trust certificateholders in proportion to the then outstanding stated amounts of their respective trust certificates. The "required percentage-amendment" of voting rights necessary to consent to a modification or amendment is 66 2/3%. Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders or the call warrant holders without the consent of 100% of the trust certificateholders or the call warrant holders, as the case may be. No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code. See "Description of the Trust Agreement-Modification and Waiver" on page 39 in the prospectus.

Voting of Underlying Securities, Modification of Indenture

         The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement. If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the Declaration or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date. The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation. The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the trust certificates) as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required. Despite anything to the contrary, the trustee shall at no time vote or consent to any matter

         o unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

         o which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of all trust certificateholders, or

         o which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the Declaration and only with the consent of 100% of the trust certificateholders and the call warrant holders.

         The trustee shall have no liability for any failure to act resulting from trust certificateholders' late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

         If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable. The trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

         If an event of default under the Declaration occurs and is continuing and if directed by all of the outstanding trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable. In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder's interests may differ from each other.

Termination of the Trust

         The trust shall terminate upon the earliest to occur of

         o the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

         o the exchange of all outstanding trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

         o the distribution in full of all amounts due to the trust certificateholders and

         o        the final scheduled Distribution Date.

         See "Description of the Trust Agreement-Termination" on page 42 in the prospectus.

         In addition, the holders of all, but not less than all, outstanding trust certificates may elect to terminate the trust at any time; provided that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act. Under the terms of the Trust Agreement and the call warrants, the trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The underlying securities represent the sole assets of the trust that are available to make distributions in respect of the trust certificates. The primary economic terms of the underlying securities are described in "Summary of Economic Terms" beginning on page S-3 and "Summary Information Q&A" beginning on page S-6 in this prospectus supplement.

         This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer. This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities.

         The underlying securities convert into cash in a finite time period, and the underlying securities issuer is (a) subject to the periodic reporting requirements of the Exchange Act and (b) eligible to use a Registration Statement on Form S-3 for a primary offering of common stock. The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

         The underlying securities issuer is a corporation formed under Georgia law. According to the underlying securities issuer's publicly available documents, it offers telecommunications services and products. The underlying securities issuer provides businesses throughout the world with high quality local, long distance, Internet, data and international communications services and products. The address for notices to the underlying securities issuer is WorldCom, Inc., 515 Amite Street, Jackson, Mississippi 39201-2702, and its telephone number is (601) 360-8600.

         The underlying securities issuer is subject to the informational requirements of the Exchange Act and files periodic reports and other information with the SEC. You may inspect and copy these reports and other information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the SEC located at Room 1100, 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies of these materials for a fee by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities issuer at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Although we have no reason to believe the information concerning the underlying securities or the underlying securities issuer contained in the prospectus related to the underlying securities or in the underlying securities issuer's Exchange Act reports is not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the underlying securities or the underlying securities issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         The trust will have no assets other than underlying securities from which to make distributions of amounts due in respect of the trust certificates. Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust's receipt of payments on the underlying securities. You should consider carefully the financial condition of the underlying securities issuer and its ability to make payments in respect of such underlying securities. This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities or the underlying securities issuer. Information contained in this prospectus supplement regarding the underlying securities issuer and the underlying securities is derived from publicly available documents. None of the depositor, the underwriter or the trustee participated in the preparation of such documents or takes any responsibility for the accuracy or completeness of the information provided therein.

         You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

Underlying Securities Indenture

         The underlying securities were issued under an indenture dated March 1, 1997 which was executed by the underlying securities issuer and the underlying securities trustee. The underlying securities will mature on August 15, 2028. The underlying securities are 5.14% of an issue totaling $1,750,000,000.

         The following summaries of certain provisions of the underlying securities and the indenture do not purport to be complete and are based upon the underlying securities prospectus dated August 7, 1998 and the underlying securities prospectus supplement dated August 7, 1998, relating to the underlying securities, and are subject to, and are qualified in their entirety by reference to, all provisions of the underlying securities and the indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the indenture for all terms governing the underlying securities.

         Reference is made to the underlying securities prospectus supplement for the terms of the underlying securities not set forth herein. Principal, premium, if any, and interest will be payable, and the underlying securities will be transferable, in the manner described in the underlying securities prospectus.

Events of Default

         The indenture limits the underlying securities issuer's ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities. Certain of the restrictive covenants on the underlying securities issuer, as well as certain events of default, contained in the indenture are as follows.

         Events of Default; Rights upon Default

         The indenture provides that any one or more of the following events with respect to the underlying securities that has occurred and is continuing constitutes an "Event of Default" with respect to the underlying securities

                  (a) default for 30 days in payment of any interest on the underlying securities when due,

                  (b) default in payment of principal of and premium, if any, on the underlying securities when due at maturity,

                  (c) default in the performance, or breach, of any covenant or warranty in the indenture which shall not have been remedied for a period of 60 days after notice of such default is given

                  o to the underlying securities issuer by the underlying securities trustee, or

                  o to the underlying securities issuer and the underlying securities trustee, by holders of 25% or more in aggregate principal amount of the outstanding underlying securities,

                  (d) a default under any bond, debenture, note or other evidence of indebtedness of the underlying securities issuer or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the underlying securities issuer, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, within a period of 10 days after there shall have been given notice to the underlying securities issuer by the underlying securities trustee, or to the underlying securities issuer and the underlying securities trustee by the holders of at least 10% in principal amount of the outstanding securities, or

                  (e) certain events of bankruptcy, insolvency or reorganization of the underlying securities issuer.

         The indenture provides that the underlying securities trustee may, under certain circumstances, withhold from the holders notice of default with respect to the underlying securities (except for any default in the payment of principal of, or interest on, the underlying securities) if the underlying securities trustee considers it in the interest of the holders to do so. Otherwise, the underlying securities trustee must give the holders 60 days notice of any default, unless the default is cured prior to notice being given.

         If an Event of Default occurs and continues, the underlying securities trustee or the holders of at least 25% in aggregate principal amount of the underlying securities may require the underlying securities issuer to repay immediately the entire principal of the underlying securities.

         The holders of not less than a majority of the aggregate principal amount of the underlying securities may waive any past default with respect to the underlying securities, except a default

                  o in the payment of principal of (or premium, if any) payable in respect of the underlying securities, or

                  o in respect of a covenant or provision which cannot be modified or amended without the consent of the underlying securities holders.

         If a default in payment of any interest on the underlying securities when due shall occur and be continuing for 30 days or a default in payment of principal of and premium, if any, on the underlying securities, either when due or at maturity, occurs then the underlying securities trustee will have the right to declare the principal of and premium, if any, and the interest on such underlying securities and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such underlying securities.

         No holder of any underlying security shall have any right to institute any suit, action or proceeding for any remedy under the indenture, unless such holder previously shall have given to the underlying securities trustee written notice of an Event of Default with respect to the underlying securities and unless the holders of not less than 25% in aggregate principal amount of the underlying securities then outstanding shall have given the underlying securities trustee a written request to institute such action, suit or proceeding and shall have offered to the underlying securities trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the underlying securities trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, and no direction inconsistent with such notice has been given to the underlying securities trustee during such 60 day period by a majority of the underlying securities holders; provided however that no holder of underlying securities shall have any right to prejudice the rights of any other holder of underlying securities, obtain priority or preference over any other such holder or enforce any right under the indenture except as provided in the indenture and for the equal, ratable and common benefit of all holders of underlying securities. Notwithstanding the foregoing, the right of any holder of any underlying security to receive payment of the principal of, premium, if any, and interest, if any, on such underlying security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

Covenants

         In the indenture, the underlying securities issuer has agreed to some restrictions on its activities for the benefit of holders of the underlying securities. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the underlying securities are outstanding. The capitalized terms used below are defined at the end of this section.

         Limitation on Liens

         The underlying securities issuer has agreed that it will not and will not permit any Restricted Subsidiary to, directly or indirectly, create, or suffer to be created or to exist, any Lien (other than Permitted Liens) upon any of its Property or assets, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities will be secured by such Lien equally and ratably with (or prior to) all other indebtedness of the underlying securities issuer or any Restricted Subsidiary secured by such Lien for so long as any such other indebtedness of the underlying securities issuer or any Restricted Subsidiary shall be so secured. However, the underlying securities issuer may, and may permit any Restricted Subsidiary to, issue, assume, guarantee or permit to exist indebtedness secured by Liens on Property that are not Permitted Liens without equally and ratably securing the Securities, provided that the sum of all such indebtedness then being issued, assumed or guaranteed together with such indebtedness theretofore issued, assumed or guaranteed that remains outstanding does not exceed 15% of the Consolidated Net Tangible Assets immediately prior to the time such indebtedness was issued, assumed or guaranteed.

         Statement as to Compliance

         The underlying securities issuer will deliver to the underlying securities trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the underlying securities issuer's compliance with all conditions and covenants and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

         "Capital Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of the "Limitation on Liens" covenant, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

         "Consolidated Net Tangible Assets" means, at any time, the consolidated total assets of the underlying securities issuer and its Subsidiaries as reflected in the underlying issue's then most recent balance sheet prepared in accordance with GAAP, less (i) current liabilities (excluding current maturities of 3 long-term debt and Capital Lease Obligations) and (ii) goodwill, trademarks, patents and minority interests of others.

         "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or zoning restriction (other than any easement or zoning restriction not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction.

         "Permitted Liens" means (i) Liens existing on the date of the indenture; (ii) Liens on Property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of or within 270 days after the acquisition of such Property for the purpose of financing all or any part of the purchase price thereof; (iii) Liens securing indebtedness owing by a Restricted Subsidiary to the underlying securities issuer or any wholly-owned Subsidiary of the underlying securities issuer; (iv) Liens on Property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time (a) such entity becomes a Restricted Subsidiary, (b) such entity is merged into or consolidated with the underlying securities issuer or a Restricted Subsidiary or (c) the underlying securities issuer or a Restricted Subsidiary acquires all or substantially all of the assets of such entity; provided that no such Lien extends to any other Property of the underlying securities issuer or any other Restricted Subsidiary; (v) Liens on Property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such Property; (vi) Liens on the Property of the underlying securities issuer or any of its Subsidiaries securing
(a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other nondelinquent obligations of a like nature, in each case, incurred in the ordinary course of business;
(vii) Liens securing Capital Lease Obligations, provided that (a) any such Lien attaches to the Property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the Property so acquired; (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the underlying securities issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the underlying securities issuer or any Subsidiary to provide collateral to the depository institution; (ix) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;
(x) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings; (xi) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords on fixtures and movable Property located on premises leased in the ordinary course of business; (xii) Liens on personal Property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation thereof and on accounts receivable associated with a receivables financing program of the underlying securities issuer or any of its Subsidiaries; and (xiii) any renewal, extension or replacement (in whole or in part) for any Lien permitted pursuant to exceptions (i) through (xii) above or of any indebtedness secured thereby, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property).

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Restricted Subsidiary" means any Subsidiary of the underlying securities issuer if (i) such Subsidiary has substantially all of its Property in the United States (other than its territories and possessions) and (ii) at the end of the most recent fiscal quarter of the underlying securities issuer, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Subsidiary held by the underlying securities issuer and its other 10 Subsidiaries exceeded 10% of the Company's Consolidated Net Tangible Assets; provided, however, that the term Restricted Subsidiary shall not include (a) any of MFS Communications Company, Inc. or its Subsidiaries unless and until such time as such corporation is designated by the underlying securities issuer, by Board Resolution, as a "Restricted Subsidiary" or otherwise similarly treated under the underlying securities issuer's $3.75 billion five-year revolving credit agreement in effect at the date of this Indenture or any other agreement of the underlying securities issuer for indebtedness for borrowed money, or (b) any Receivables Subsidiary.

         "Subsidiary" means, in respect of any Person, a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Sale and Leaseback Transaction" means, with respect to the underlying securities issuer or a Restricted Subsidiary, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser or transferee thereof by the underlying securities issuer or a Restricted Subsidiary.

Redemption

         The underlying securities are redeemable, as a whole or in part, at the option of the underlying securities issuer, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the underlying securities, at a redemption price equal to the greater of (i) 100% of the principal amount of the underlying securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below) plus 20 basis points, plus accrued interest to the date of redemption.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the underlying security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the underlying securities.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the underlying securities issuer.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc, Credit Suisse First Boston Corporation, Lehman Brothers, Inc., Chase Securities Inc., J.P. Morgan Securities Inc., and NationsBanc Montgomery Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the underlying securities issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each underlying security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such underlying security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         On and after the Redemption Date, interest will cease to accrue on the underlying securities or any portion thereof called for redemption (unless the underlying securities issuer defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the underlying securities issuer shall deposit with a paying agent (or the underlying securities trustee) money sufficient to pay the redemption price of and accrued interest on the underlying securities to be redeemed on such date. If less than all of the underlying securities are to be redeemed, the underlying securities to be redeemed shall be selected by the underlying securities trustee by such method as the trustee shall deem fair and appropriate.

Underlying Securities Interest

         The underlying securities issuer will pay interest on the underlying securities at an interest rate of 6.95% per annum, payable semiannually in arrears on February 15 and August 15 of each year, to the persons in whose names the underlying securities are registered at the close of business on the preceding February 1 or August 1, each a record date, as the case may be. Principal of and interest on the underlying securities will be payable (and the underlying securities may be presented for repayment) at the office or agency of the underlying securities issuer maintained for such purposes in New York, New York. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in the amount of 6.95% on the underlying securities semiannually.

         The underlying securities will mature on August 15, 2028. The underlying securities will be redeemable, as a whole or in part, at the option of the underlying securities issuer, at any time or from time to time, for a specified amount. See "Description of the Underlying Securities-Redemption" on page S-27.

Information Concerning the Underlying Securities Trustee

         Other than its duties in case of a default, the underlying securities trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the underlying securities trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of the underlying securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the underlying securities trustee, or exercising any power conferred upon the underlying securities trustee, for the underlying securities.

         The trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture.

Modification of the Indenture

         The indenture contains provisions permitting the underlying securities issuer and the underlying securities trustee, with the consent of the holders of a majority in principal amount of the underlying securities at the time outstanding to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the underlying securities; provided, however, that no such supplemental indenture shall

         o change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the underlying security or reduce the principal amount thereof or the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the underlying securities issuer to pay additional or reduce the amount of the principal that would be due and payable upon a declaration of acceleration of the maturity (pursuant to Section 502) or the amount thereof provable in bankruptcy (pursuant to Section 504), or adversely affect any right of repayment at the option of the holder of any security, or change any place of payment where, or the currency or currencies in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or in the case of redemption or repayment at the option of the holder),

         o reduce the percentage in principal amount of the underlying securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver with respect to the underlying securities provided for in the indenture, or reduce the requirements of Section 1504 for quorum or voting, or

         o modify any of the provisions of this Section or the Section 513 regarding waiver of past defaults, except to increase any such percentage or to provide that certain other provisions of this indenture cannot be modified or waived without the consent of the holder of each of the underlying security affected thereby.

         Any request, demand, authorization, direction, notice, consent, waiver or other act of the underlying securities holder shall bind every future underlying securities holder of the same underlying security, whether or not notation of such action is made upon such underlying security.

Mergers, Consolidations or Replacements of the Underlying Securities Issuer

         The underlying securities issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the underlying securities issuer shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any) on all the securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions in the indenture to be performed by the underlying securities issuer by supplemental indenture satisfactory to the underlying securities trustee, executed and delivered to the underlying securities trustee by such corporation, and (ii) the underlying securities issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Ranking

         The underlying securities constitute unsecured indebtedness of the underlying securities issuer.

Form, Denomination, Book-Entry Procedures and Transfer

         The description of book-entry procedures in this Prospectus Supplement includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the Global Certificate or Certificates issued in connection with sales of underlying securities. Except as described in the next paragraph, the underlying securities will be issued only as fully registered securities (the "Global Underlying Securities") registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered Global Certificates were issued, representing, in the aggregate, the underlying securities, and were deposited with DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Underlying Securities as represented by a Global Certificate.

         DTC has advised the underlying securities issuer that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of underlying securities within the DTC system must be made by or through Direct Participants, which will receive a credit of the underlying securities on DTC's records. The ownership interest of each actual purchaser of each underlying security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased underlying securities. Transfers of ownership interests in the underlying securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the underlying securities, except in the event that use of the book-entry system for the underlying securities is discontinued.

         To facilitate subsequent transfers, all the underlying securities deposited by Participants with DTC were registered in the name of DTC's nominee, Cede & Co. The deposit of underlying securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the underlying securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such underlying securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the underlying securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the underlying securities represented thereby for all purposes under the Declaration and such underlying securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

         DTC has advised the underlying securities issuer that it will take any action permitted to be taken by a holder of underlying securities (including the presentation of underlying securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of underlying securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the underlying securities, DTC will, upon notice, exchange the Global Certificates in respect of such underlying securities for certificated securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Although voting with respect to the underlying securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the underlying securities. Under its usual procedures, DTC would mail an omnibus proxy to the underlying securities issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the underlying securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Distributions on the underlying securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC or the underlying securities issuer subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the underlying securities issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of underlying securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the underlying securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among the Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underlying securities issuer nor the underlying securities trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the underlying securities at any time by giving notice to the underlying securities issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, underlying security certificates will be required to be printed and delivered. Additionally, the underlying securities issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the underlying securities of the underlying securities issuer. In that event, certificates for such underlying securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but none of ourselves, the underlying securities issuer or DTC takes responsibility for the accuracy thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the trust certificates by an initial holder of the trust certificates. This section supersedes the discussion contained in the prospectus under "Federal Income Tax Consequences" on page 55.

         This summary is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. This discussion does not deal with all United States federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the trust certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code, and do not hold their trust certificates as part of a "straddle", a "hedge" or a "conversion transaction". This summary does not address trust certificates held by a foreign partnership or other foreign flow-through entities. Furthermore, no authority exists concerning the tax treatment of some aspects of the trust certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below. Accordingly, the ultimate United States federal income tax treatment of the trust certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the trust certificates.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special federal income tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each trust certificateholder will be subject to federal income taxation as if it (i) owned directly the portion of the underlying securities allocable to such trust certificates, (ii) wrote directly a call option on such underlying securities and (iii) paid directly its share of reasonable expenses paid by the trust.

Income of Trust Certificateholders

         In General

         The trust certificates will represent direct ownership of all of the underlying securities held by the trust for United States federal income tax purposes and a written call option on the underlying securities. It is possible, however, that a call warrant holder may be viewed as owning an interest in the underlying securities in addition to a call option. In that situation, a trust certificateholder would be treated as owning stripped bonds for United States federal income tax purposes and as having written a call option. Trust certificateholders should consult their tax advisors about the potential application of the coupon stripping rules, including their effect on a trust certificateholder's computation of its basis in, and interest income with respect to, the underlying securities.

         Allocations

         A trust certificateholder must separately account for the call warrant for United States federal income tax purposes by allocating its purchase price between the underlying securities and the call warrant. A trust certificateholder should be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its interest in the trust certificate plus the fair market value at the time of purchase of the call warrant that the trust certificateholder is deemed to have written, which amount the trust certificateholder is deemed to have received. Accordingly, the trust certificateholder's basis in its interest in the underlying securities will be greater than the amount the trust certificateholder paid directly for its interest in the trust certificate.

         Similarly, when the trust certificateholder sells an interest in a trust certificate, the trust certificateholder will be deemed to have sold its interest in the underlying securities for a price equal to the sales price for its interest in the trust certificate plus an amount equal to the fair market value at the time of the sale of the call warrant that the trust certificateholder is deemed to have written, which amount the trust certificateholder is deemed to have paid to be relieved from the obligation. Accordingly, the amount realized by the trust certificateholder with respect to its interest in the underlying securities will be greater than the amount the trust certificateholder received directly for its interest in the trust certificate.

         Taxation of Trust Assets

                  Interest Income

         Each trust certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the underlying securities. Assuming the underlying securities constitute indebtedness for federal income tax purposes (the "Debt Instruments"), the trust certificateholder's income will include interest income from the Debt Instruments (with an allowance for deductions as described below) in accordance with the trust certificateholder's method of accounting.

                  Market Discount

         At maturity, a trust certificateholder is entitled to receive an amount equal to its pro rata portion of the aggregate face amount of the underlying securities. Since the aggregate face amount of the underlying securities exceeds the aggregate stated amount of the trust certificates, it is possible that the Debt Instruments may be purchased with "market discount". In determining whether the Debt Instruments have market discount, a trust certificateholder should compare the stated redemption price at maturity of a trust certificate with the amount deemed paid for the Debt Instruments, computed in the manner described above. Accordingly, whether or not the trust certificates have market discount will be affected by the fair market value of the call option that the trust certificateholder is deemed to have written.

         A Debt Instrument will have market discount if its stated principal amount exceeds a trust certificateholder's tax basis in the Debt Instrument by more than a de minimis amount (generally, 0.25% of the stated redemption price multiplied by the number of complete years to maturity). A trust certificateholder that purchases a Debt Instrument at a market discount will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Debt Instrument as interest income to the extent of the market discount that accrued while the trust certificateholder held the Debt Instrument, unless the trust certificateholder elects to include such market discount in income on a current basis. A trust certificateholder that acquires a Debt Instrument at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Debt Instrument until the deferred income is realized. Trust certificateholders should consult their tax advisors regarding the potential application of the market discount rules.

                  Amortizable Bond Premium

         Depending on the fair market value of the call warrants, it is possible that the Debt Instruments may be purchased at a premium in relation to their face amount. If a trust certificateholder makes an election under Section 171 of the Code to treat such premium as "amortizable bond premium", the amount of interest that must be included in the trust certificateholder's income for an accrual period will be reduced by the portion of the premium allocable to the period based on the Debt Instruments' yield to maturity as of the date of acquisition. If a trust certificateholder makes the election under Code Section 171, the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the trust certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Internal Revenue Service (the "IRS"). If such an election is not made, a trust certificateholder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Debt Instruments. Trust certificateholders should consult their tax advisors regarding the applicability of the bond premium rules, including the advisability of making the election described above.

    Sale or Exchange of Trust Certificates or Retirement of Debt Instruments

         Upon the sale, exchange or other disposition of a trust certificate or upon the retirement of Debt Instruments, a trust certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition allocated to the Debt Instruments and the trust certificateholder's tax basis in the Debt Instruments. Moreover, upon the sale of the Debt Instruments as a result of the exercise of the call warrant, a trust certificateholder will recognize gain or loss equal to the difference, if any, between the amount received from such sale of the Debt Instruments and the trust certificateholder's tax basis for determining gain or loss on the disposition of the Debt Instruments. A trust certificateholder's tax basis for determining gain or loss on the disposition of the Debt Instruments will be determined as described above, decreased by the portion of any premium applied to reduce interest payments and increased by any original issue discount previously included in income with respect to such Debt Instruments. Gain or loss upon the disposition or retirement of the Debt Instruments will be capital gain or loss, except to the extent the gain represents accrued stated interest.

         If a trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call option would be proportionately extinguished and such trust certificateholder would be treated as holding solely its proportionate share of the underlying Debt Instruments. This extinguishment of the call option would be a taxable event. Accordingly, the trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the trust certificateholder purchased its trust certificate and the amount paid for the call warrants. Such gain or loss would constitute short-term capital gain or loss.

         Depending on the circumstances, it is possible that a modification of the terms of the Debt Instruments would be a taxable event to trust certificateholders on which they would recognize gain or loss.

         Taxation of Call Premium

         A trust certificateholder will not be required to include immediately in income the option premium that it is deemed to receive when it purchases its interest in the trust certificate. Instead, such premium will be taken into account when the call warrant lapses, is exercised or is otherwise terminated with respect to such trust certificateholder.

         A trust certificateholder will include the option premium in income as short-term capital gain if the call warrant lapses. If the call warrant is exercised, the trust certificateholder will add an amount equal to the option premium to the amount realized from the sale of the Debt Instruments. If the trust certificateholder transfers its interest in a trust certificate, such transfer will be treated as a "closing transaction" with respect to the option the trust certificateholder is deemed to have written. Accordingly, the trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of option premium and the amount the trust certificateholder is deemed to pay, under the rules discussed above, to be relieved from the trust certificateholder's obligation under the option.

         Potential Recharacterization of Exercise of Call Warrant

         With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular trust certificates that are selected by lot to be tendered to the trustee. It is possible, however, that the IRS may assert an alternative treatment of the exercise of a call warrant. For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each trust certificateholder's interest in the underlying securities. In that event, all trust certificateholders would be required to recognize gain or loss on the exercise computed in the same manner as if they had sold a pro rata portion of their trust certificates pursuant to the exercise of a call warrant. The non-tendering trust certificateholders would then be deemed to have used the cash deemed received on the exercised call to purchase trust certificates from the trust certificateholder whose trust certificates were actually tendered to the trustee. Trust certificateholders are advised to consult their tax advisors regarding this potential recharacterization.

Deductibility of Trust's Fees and Expenses

         In computing its federal income tax liability, a trust certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a trust certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Application of the Straddle Rules

         The trust certificateholder's interest in the Debt Instruments and the call warrant likely constitute positions in a straddle. Under the straddle rules, a trust certificateholder selling its interest in the trust certificate would be treated as selling its interest in the Debt Instruments at a gain or loss which would be short-term because the trust certificateholder's holding period would be tolled. (As discussed above, the trust certificateholder's gain or loss with respect to the option premium always would be short-term under the option rules, regardless of the application of the straddle rules.) In addition, the straddle rules require a trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to the trust certificateholder's interest in a trust certificate. Further, if the IRS were to take the position that a trust certificateholder's interest in the Debt Instruments and the call warrant constituted a "conversion transaction" under
Section 1258 of the Code, as well as a straddle, then a portion of the gain with respect to the Debt Instruments or the call warrant might be characterized as ordinary income. Trust certificateholders are advised to consult their tax advisors regarding these issues, including the advisability of a protective netting identification under Treasury regulation Section 1.1258-1.

Foreign Trust Certificateholders

         Withholding Tax on Payments of Principal and Interest on Trust Certificates

         Interest paid to trust certificateholders that are not U.S. Persons ("foreign trust certificateholders") generally will not be subject to the 30% withholding tax on interest paid, provided that (i) the foreign trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Debt Instruments issuer entitled to vote, (ii) the foreign trust certificateholder is not a controlled foreign corporation for United States tax purposes that is directly or indirectly related to the Debt Instruments issuer through stock ownership,
(iii) the foreign trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on U.S. Treasury Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a "financial institution") and holds the trust certificates, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Otherwise, the 30% withholding tax may apply to interest paid unless an income tax treaty reduces or eliminates such tax. In general, a trust certificateholder will not be subject to United States withholding tax on amounts received or deemed received with respect to the option associated with the trust certificate.

         If a foreign trust certificateholder holds the trust certificates in connection with the conduct of a trade or business within the United States, payments of interest on the trust certificates will not be subject to withholding tax if the holder delivers a Form W-8ECI (or a suitable substitute form) to the payor. The foreign trust certificateholder will be subject to United States federal income tax at regular rates, unless an income tax treaty reduces or eliminates such tax. Such a trust certificateholder may also be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

         Gain on Disposition of Trust Certificates

         A foreign trust certificateholder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a trust certificate or upon the retirement of the Debt Instruments unless:

         o the foreign trust certificateholder is an individual present in the United States for 183 days or more in the year of such sale, exchange or redemption and either (A) has a "tax home" in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

         o in the case of an amount which is attributable to accrued interest, the foreign trust certificateholder does not meet the conditions for exemption from the 30% withholding tax, as described above; or

         o the gain is effectively connected with the foreign trust certificateholder's conduct of a United States trade or business.

         United States Federal Estate Tax

         A trust certificate held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of the Debt Instruments issuer's stock and, at the time of the individual's death, payments with respect to such trust certificate would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding and Information Reporting

         Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates. If you own trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax at a 31% rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a foreign trust certificateholder, you may have to comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements. The certification on Form W-8BEN, required to claim exemption from 30% federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the 31% backup withholding tax as well.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a "publicly offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of trust certificates and (2) the value of any other Class of trust certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan's investment in trust certificates, no assurance can be provided that such will be the case. However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

         By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase, all of the trust certificates. The underwriter proposes to offer the trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $.50 per trust certificate. The underwriters may allow, and the dealers may reallow, a discount not in excess of $.45 per trust certificate to other dealers. After the initial offering, the public offering price, concession and discount may be changed.

         In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the trust certificates. Such transactions consist of bids or purchases to peg, fix or maintain the price of the trust certificates. If the underwriter creates a short position in the trust certificates, i.e., if it sells more trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing trust certificates in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust certificates. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

         If the size of the trust is increased, the underwriter may participate in offerings of additional trust certificates, as contemplated on the cover of this prospectus supplement. Additional trust certificates may be sold for cash or delivered to cover short positions as more fully described in the "Underwriting" section on page 61 of the prospectus.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                       VALIDITY OF THE TRUST CERTIFICATES

         Shearman & Sterling, New York, New York, will pass upon the validity of the trust certificates for the depositor and for the underwriter.

                                     RATINGS

         It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by Moody's or by S&P, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated "A3" by Moody's and "BBB+" by S&P. Moody's is contemplating a change in its ratings criteria, which could result in a reassignment of the rating of the underlying securities (and a corresponding reassignment of the rating of the trust certificates) by Moody's.

         Moody's rating of the trust certificates addresses the likelihood of the ultimate payment of principal of and interest on the trust certificates or any underlying securities distributed, as well as any shortfall. S&P's rating of the trust certificates addresses the likelihood of timely payment of interest on the trust certificates or any underlying securities distributed in respect of the trust certificates. The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities. The rating on the trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. You should evaluate each security rating independently of similar ratings on different securities.

         The depositor has not requested a rating on the trust certificates by any rating agency other than Moody's and S&P. However, the depositor cannot assure you as to whether any other rating agency will rate the trust certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the trust certificates by Moody's and S&P.

PROSPECTUS
----------
                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    DEPOSITOR

     The public Trust Certificates (the "Certificates") offered hereby and by supplements (each, a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class"), denominated in U.S. dollars or in one or more foreign or composite currencies, including the European Currency Unit or any successor currency (the "ECU"). Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the Prospectus Supplement accompanying this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt or other eligible security or a pool of such securities (the "Underlying Securities"), together with certain other assets, if applicable, described herein or in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets") to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Merrill Lynch Depositor, Inc., a Delaware corporation that is an indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. (the "Depositor"), pursuant to the Standard Terms for Trust Agreements (the "Standard Terms") and a supplement thereto with respect to a Series (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement") among the Depositor, the trustee (the "Trustee") and the securities intermediary (the "Securities Intermediary") named in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, Letters of Credit (as defined below), Reserve Accounts (as defined below) and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). The Underlying Securities will represent debt securities issued by the Government of the United States of America ("Government Securities") or senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, or preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities (each, an "Underlying Securities Issuer"). As a condition to the deposit into a Trust of Underlying Securities (other than Government Securities) constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). See "Description of Deposited Assets-Underlying Securities Issuer." Except for Government Securities, the Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Certificates. See "Description Deposited Assets-General." Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to arrange for Credit Support, if any. An administrative agent (the "Administrative Agent"), if any is named in the applicable Prospectus Supplement with respect to a Series of Certificates, may assume certain contractual administrative obligations of the Trustee, to the extent provided in the applicable Prospectus Supplement, including certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement-Advances in Respect of Delinquencies." The Certificates of each Series will not represent an obligation of or interest in the Depositor or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") or any of their respective affiliates. Neither the Certificates nor the Deposited Assets will be guaranteed or insured by the Depositor or Merrill Lynch & Co. or their respective affiliates.

    Application will be made to list certain Series of Certificates on the New York Stock Exchange ("NYSE"). At the time of issue, each Series of Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There can be no assurance that an active public market for any Series of Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Certificates. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive Certificates in registered form without coupons will be available only under the limited circumstances described herein under the heading "Description of the Certificates-Global Securities."

       See "Risk Factors" beginning on page 7 for a discussion of certain factors that should be considered by prospective purchasers of the certificates offered hereby.
                                -----------------
          These securities have not been approved or disapproved by the
Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                               -----------------

    The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Underwriting" and in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.
                              -------------------
                              Merrill Lynch & Co.
                              -------------------
               The date of this Prospectus is September 9, 1999.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereby will set forth with respect to such Series: (a) the specific designation and aggregate principal amount thereof, (b) the currency or currencies in which the principal, premium, if any, and any interest are distributable (the "Specified Currency"), (c) a description of the material terms of the Deposited Assets, including the Underlying Securities, and Credit Support, if any, (d) the number of Classes and, with respect to each such Class, its designation, aggregate principal amount or, if applicable, Notional Amount (as defined below), and the minimum denomination of the Certificates, (e) the relative rights and priorities of each Series or Class (including the type, characteristics and specifications of the Deposited Assets and Credit Support, if any, for such Series or Class), (f) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets, (g) the name of the Trustee and the Administrative Agent, if any, (h) the Certificate Rate (as defined below) or the applicable method of calculation thereof, (i) the date of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal, (j) the date of issue, (k) the final scheduled Distribution Date (the "Final Scheduled Distribution Date"), if applicable, (l) the offering price or prices, (m) remedies upon the occurrence of a payment default on the Underlying Securities, (n) applicable Required Percentages and Voting Rights (as defined below) with regard to certain actions by the Depositor or the Trustee under the Trust Agreement or with regard to the applicable Trust and (o) any other material terms of the Certificates (including terms relating to the rights of the Trust or any third party to call, redeem or purchase such Certificates or the Underlying Securities prior to the Final Scheduled Distribution Date). See "Description of the Certificates--General" for a listing of other terms that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information concerning the Depositor may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Depositor with the Commission are incorporated herein by reference:

     (a) the Annual Report of the Depositor on Form 10-K for the year ended December 31, 1998;

     (b) The Quarterly Reports of the Depositor on Form 10-Q for the quarters ended March 26, 1999 and June 25, 1999; and

     (c) The Current Reports of the Depositor on Form 8-K dated April 15, 1999 and June 1, 1999.

     All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests for such copies should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.

                          REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Certificates. If Definitive Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Certificateholders in accordance with the Trust Agreement. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Certificateholders.

     References herein to "U.S. dollars," "US$," "dollar" or "$" are to the lawful currency of the United States.

     For definitions of certain terms used herein, refer to "Index of Defined Terms," beginning on page I-1.

                               PROSPECTUS SUMMARY

    The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. See "Index to Defined Terms."

SECURITIES OFFERED.................... Trust Certificates, to be offered from time to time in one or more Series and in one or more Classes within each such Series, will be denominated in U.S. dollars or in one or more foreign or composite currencies, including the ECU. Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the applicable Prospectus Supplement. For a description of the kinds of terms which will be set forth in the applicable Prospectus Supplement, see "Description of the Certificates--General."

DEPOSITED ASSETS...................... Each Series of Certificates will represent in the aggregate the entire
                                       beneficial ownership interest in the
                                       Underlying Securities, together with
                                       certain other assets, if applicable. Such other assets may include cash, cash equivalents, guarantees, Letters of Credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities designed to assure the servicing or timely distribution of payments to holders of the Certificates. Such assets will be described in the applicable Prospectus Supplement. See "Description of Deposited Assets."

UNDERLYING SECURITIES................. The Underlying Securities will represent debt securities issued by the Government of the United States of America or senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, or preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities. As a condition to the deposit into a Trust of Underlying Securities (other than Government Securities) constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Exchange Act, and in accordance therewith will file reports and other information with the Commission. See "Description of Deposited Assets--Underlying Securities

                                       Issuer." Except for Government
                                       Securities, the Underlying Securities
                                       will be purchased in the secondary
                                       market; they will not be acquired from
                                       the issuer thereof. No such issuer will
                                       participate in the offering of the
                                       Certificates, nor will such issuer
                                       receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Certificates. See "Description of Deposited Assets--General."

CREDIT SUPPORT........................ If so specified in the applicable
                                       Prospectus Supplement, the Trust for a
                                       Series of Certificates may also include, or the Certificateholders of such Series may have the benefit of, any combination of Letters of Credit, Limited Guaranties, Surety Bonds, Swap Agreements, Swap Guaranties and other types of rights or assets intended to support or ensure the timely or ultimate distribution of amounts due in respect of a Series (or a Class within such Series). See "Description of Deposited Assets--Credit Support."

THE DEPOSITOR......................... The Depositor, a Delaware corporation, is an indirect, wholly-owned,
                                       limited-purpose subsidiary of Merrill
                                       Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

THE TRUST............................. The Depositor will assign and deliver the
                                       Deposited Assets for each Series of
                                       Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Trustee and the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee Fee").

FEDERAL INCOME TAX
  CONSEQUENCES........................ The arrangement pursuant to which the
                                       Certificates will be created and sold and the Underlying Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust. See "Federal Income Tax Consequences."

ERISA
  CONSIDERATIONS...................... An employee benefit plan subject to the
                                       Employee Retirement Income Security Act
                                       of 1974, as amended ("ERISA"), an
                                       individual retirement account, or an
                                       entity whose underlying assets include
                                       plan assets by reason of a plan's
                                       investment in the entity (each, a "Plan") may purchase Certificates provided that either (a) the offering has been structured so that participation by "benefit plan investors" is not "significant" or so that there are at least 100 independent purchasers of the class of Certificates being offered, or
                                       (b) the Plan can represent that its
                                       purchase of Certificates would not be
                                       prohibited under ERISA or the Internal
                                       Revenue Code of 1986, as amended (the
                                       "Code"). See "ERISA Considerations."

RATINGS............................... At the time of issuance, the Certificates of a Series (or Class of such Series)
                                       will be rated in one of the investment
                                       grade categories by one or more
                                       nationally recognized Rating Agencies.
                                       Any rating issued with respect to a
                                       Certificate is not a recommendation to
                                       purchase, sell or hold a Certificate and there can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn by the related Rating Agency. See "Risk Factors--Ratings of the Certificates Subject to Change."

LISTING............................... Application may be made to list certain
                                       Series of Certificates on the New York
                                       Stock Exchange.

FORM OF SECURITY...................... Unless otherwise specified in the applicable Prospectus Supplement, each
                                       Series of Certificates will be initially represented by one or more Global Securities registered in the name of Cede as nominee of the DTC. The interests of beneficial owners of Certificates will be represented by book entries of participating members of DTC. Definitive Certificates in registered form without coupons will be available only under the limited circumstances described under the heading "Description of the
                                       Certificates--Global Securities."

                                  RISK FACTORS

    In connection with an investment in the Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable Prospectus Supplement.

Limited Liquidity

    There can be no assurance that an active public market for any Series (or Class within such Series) of Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Certificates of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Certificates does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected.

Limited Recourse

    The Certificates will not represent a recourse obligation of or interest in the Depositor, any Administrative Agent, Merrill Lynch & Co., the Underlying Securities Issuer or any of their respective affiliates. Certificates will not be insured or guaranteed by the Depositor, Merrill Lynch & Co. or any of their respective affiliates. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets

    The only material assets expected to be in a Trust are Underlying Securities and any other Deposited Assets corresponding to the related Series (or Class within such Series) of Certificates being offered. The Certificates do not represent obligations of the Depositor, any Administrative Agent, Merrill Lynch & Co. or any of their respective affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent or Merrill Lynch & Co. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets.

Reinvestment Risk; Reduction in Yield to Maturity: Redemption, Repayment or Call Right

    Several factors affect the timing of distributions on any Series (or Class within such Series) of Certificates. In particular, provisions in an Underlying Securities indenture for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of such Underlying Securities and the related Series (or Class within such Series) of Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity. In addition, the effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, and certain other terms applicable to such Underlying Securities and any other Deposited Assets.

    If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of such Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other economic, geographic, legal and social factors.

    Certain Series of Certificates may be subject to a Call Right (as defined below) by Merrill Lynch & Co., the Depositor or others, as specified in the applicable Supplement. See "Description of the Certificates--Call Right." There is no assurance that an investment in the Certificates of a Callable Series (as defined below) may be held to maturity. In particular, if a Call Right is exercised by the holder thereof, the investment represented by the Certificates will have a shorter maturity than if such right were not exercised. The likelihood that Call Right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the Original Issue Date (as defined below). Any such reduction in interest rates would increase the value of the Underlying Securities, making the exercise of a Call Right more likely. Given a reduction in interest rates, the interest rates at which proceeds received by Certificateholders from the exercise of a Call Right may be reinvested may be lower than the return that would have been earned over the remaining life of the Certificates if those Certificates had not been called.

    The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

    To the extent that the Certificate Rate for a Series is based on variable or adjustable interest rates, variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, will affect the yield to maturity of such Series. There may be disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on Certificates backed by a pool of Underlying Securities having interest rates higher or lower than the then applicable Certificate Rate, which may adversely affect the yield on such Series of Certificates.

    The applicable Prospectus Supplement for a Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

Currency Risk:  Exchange Rates and Exchange Controls

    An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

    Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

    PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Derivatives

    A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

    Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information Not Available

    A prospective purchaser of Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. The publicly available information concerning an Underlying Securities Issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Certificates could be impeded.

    The Depositor undertakes to provide information about the material terms of the Underlying Securities in the applicable Prospectus Supplement. The Company also undertakes to provide financial and other information regarding the Underlying Securities Issuer, except if:

    (i) The Underlying Securities are not Concentrated Underlying Securities; or

   (ii) The Underlying Securities Issuer is eligible to use Form S-3 for a primary common stock offering and, as of the date of issuance of the Certificates, files periodic reports; provided if the Underlying Securities Issuer ceases to file periodic reports, then the Company will provide such information.

In the case of (i) or (ii), none of the Depositor, the Trustee, the Securities Intermediary, Merrill Lynch & Co. or any of their respective affiliates assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, investigation as to its financial condition or creditworthiness), whether or not such information is filed with the Commission, or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning any Underlying Securities Issuer that is expressly set forth in this Prospectus, an applicable Prospectus Supplement or periodic reports of a Trust or the Depositor.

    The obligation of the Depositor to provide information to the Certificateholders regarding the Underlying Securities Issuer and the Underlying Securities ceases upon the sale, distribution or repayment of the Underlying Securities.

    If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then: (i) the Trustee will sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (as defined below) (any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) the Trustee will distribute such Concentrated Underlying Securities in kind to the Certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certificateholders the financial and other information required by the Commission. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Securities Intermediary, Depositor and Certificateholders will have no discretion in this respect.

Ratings of the Certificates Subject to Change

    At the time of issuance, the Certificates of a Series (or each Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (each, a "Rating Agency"). The Rating Agencies may rate a Series or Class of Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The Rating Agencies are solely responsible for selecting the criteria for rating the Certificates.

    Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.

Year 2000 Risk

    The Company

    The Year 2000 issue results from computer programs being unable to properly recognize a year that begins with "20" instead of "19." The Company's operations do not rely on information technology, but, to the extent that information technology becomes a significant element of the Company's operations, the Company would rely on its parent, ML & Co., with respect to its information technology. Therefore, the Company would rely on the initiatives of Merrill Lynch & Co. with respect to Year 2000 compliance.

    Merrill Lynch & Co. believes that it has identified and evaluated its internal Year 2000 problem and that it is devoting sufficient resources to renovating technology systems that are not already Year 2000 compliant. Merrill Lynch & Co. has allotted nearly 10% of the current year's technology budget to its Year 2000 compliance efforts. By the end of the third quarter of 1998, the total amount spent by Merrill Lynch & Co. on its Year 2000 compliance initiatives is expected to be approximately $400 million. There can be no assurance that the costs of Year 2000 compliance will not exceed those allocated by Merrill Lynch & Co., nor can there be any assurance that these compliance efforts will succeed.

    The Company maintains relationships with certain third-parties, and is undertaking to assess the Year 2000 readiness of these third-parties. To the extent that these third-parties are adversely impacted by the Year 2000 issue, there can be no assurance that the Company will not also be materially adversely affected.

    The Trusts

    Each entity acting as Trustee on behalf of a Trust may use information technology in the performance of its duties. The Company will consider, among other things, the Year 2000 readiness of a potential Trustee before selecting it as Trustee. To the extent that a Trustee is adversely impacted by the Year 2000 issue, there can be no assurance that the Certificateholders will not also be materially adversely affected, for example with respect to distributions to Certificateholders.

    Underlying Securities Issuer

    To the extent that an Underlying Securities Issuer is not Year 2000 compliant or is adversely affected by Year 2000 issues, then the prices of the Certificates and distributions to Certificateholders may be adversely affected. Unless otherwise provided in the applicable Prospectus Supplement, neither the Depositor nor the Trustee intends to ascertain the Year 2000 compliance status of any Underlying Securities Issuer.

Global Securities Limit Direct Voting; Pledge of Certificates

    Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective Participants (as defined below) and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of the Certificates--Global Securities" and any further description contained in the applicable Prospectus Supplement.

Limitation on Remedies Due to Passive Nature of the Trust

    The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any

Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

    The Prospectus Supplement may indicate that the Trust Agreement may be amended or otherwise modified with less than unanimous consent of the Certificateholders (in no event, however, will the percentage required for consent be less than a majority). Any such amendment or other modification could have a material adverse effect on those Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Certificateholders of a Series (or Class within such Series) may become effective only with the consent of each affected Certificateholder of that Series (or Class within such Series) and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Certificates of a Series (or Class within such Series) by a Rating Agency would require the consent of all of the Certificateholders of that Series (or Class within such Series).

General Unavailability of Optional Exchange

    Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined below) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right (i) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) would not affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the Optional Exchange Right described in this Prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will be available only to the Depositor, Merrill Lynch & Co., the Trustee and their respective affiliates and designees. Other Certificateholders generally will not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding.

                         -------------------------------

    The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                  THE DEPOSITOR

    The Depositor, a Delaware corporation, is an indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

                                 USE OF PROCEEDS

    If the related Deposited Assets are to be purchased by the Depositor, the net proceeds to be received from the sale of each Series of Certificates (whether or not offered hereby) will be used for such purchase. In addition, the Depositor will use such net proceeds to arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, required deposits into any Reserve Account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).

                             FORMATION OF THE TRUST

    The Depositor will assign and deliver the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Trustee and the Certificateholders of such Series. See "Description of the Trust Agreement-- Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive the Trustee Fee. The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded on the books and records of DTC or any other depositary specified in the applicable Prospectus Supplement (DTC or any such other depositary each a "Depositary") or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

    The Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

    The applicable Prospectus Supplement will set forth the property of each Trust, which may consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement, (ii) such assets as from time to time are identified as deposited in the related Certificate Account, (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets, (iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets--Credit Support" and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.

                        MATURITY AND YIELD CONSIDERATIONS

    Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. Provisions for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of Underlying Securities and the related Series (or Class within such Series) of Certificates. A variety of tax, accounting, economic and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity.

    In addition, the effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series.

    As specified in the applicable Prospectus Supplement, each of the Underlying Securities may be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Deposited Assets--Underlying Securities Indenture." If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

    The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

    The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Certificate Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of debt, or other eligible securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Certificate Rates, if any, applicable to such Certificates may affect the yield thereon.

    The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

    Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to the Standard Terms and the Series Supplement among the Depositor, the Trustee and the Securities Intermediary named in the applicable Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement may vary depending upon the terms of both the Certificates to be issued thereunder and the Deposited Assets, the Credit Support, if any, and the related Trust. The following summaries describe material provisions of the Trust Agreement that may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

    A copy of the Series Supplement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the Commission following the issuance of such Series.

General

    There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets--Collections." Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

          (i)  the title of such Certificates,

         (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series,

        (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, if any, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained),

         (iv) the dates on which, or periods during which, such Series of Certificates may be issued (each, an "Original Issue Date") and the offering price thereof,

          (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each Class thereof,

         (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class),

        (vii) whether the Certificates of such Series are Fixed Rate Certificates or Floating Rate Certificates (each, as defined below) and the applicable interest rate (the "Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Floating Certificate Rate"), the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined below), if any,

       (viii) the circumstances and conditions under which any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective affiliates and designees, may exercise an Optional Exchange Right (to the extent that the exercise of such right (a) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and
               (b) would not affect the treatment of the Trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole or in part,

         (ix) the option, if any, of any specified third party (which may include one or more of the Depositor, Merrill Lynch & Co. or their respective affiliates) to purchase Certificates held by a Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part,

          (x) the rating of each Series or each Class within such Series offered hereby,

         (xi) the denominations in which such Series or each Class within such Series will be issuable,

        (xii) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof,

       (xiii) the identity of the Depositary, if other than DTC, for such Certificates,

       (xiv) the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election,

         (xv) all applicable Required Percentages and Voting Rights relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust,

        (xvi) remedies upon the occurrence of a payment default on the Underlying Securities on an acceleration of the Underlying Securities, and

       (xvii) all other material terms of such Series or Class within such Series of Certificates.

    The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates. If a noon buying rate is not published for a Specified Currency, the applicable Prospectus Supplement will set forth another source for all exchange rate calculations.

    Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of DTC or any other specified Depositary. If Definitive Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations set forth in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Distributions

    Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Record Date").

    Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

    Distributions on Certificates will be made, except as provided below, by check mailed to the Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Certificateholder of $10,000,000 or more in aggregate principal amount of Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 10 calendar days prior to the applicable Distribution Date.

    "Business Day" with respect to any Certificate means any day other than (i) a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close or (ii) a business day, as such term is used in the indenture for the Underlying Securities (the "Underlying Securities Indenture").

Interest on the Certificates

    Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Certificate Rate, which may be a fixed or floating Certificate Rate, as described below. In the case of Strip Certificates with a nominal or no Certificate Principal Balance, such distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with a nominal or no Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative Voting Rights, all as specified in the applicable Prospectus Supplement. The Certificate Rate will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities, Credit Support, if any, and any payments payable in respect of the Retained Interest (if any). The Certificate Rate may be either a fixed rate or a floating rate.

    Fixed Rate Certificates. Each Series of Certificates with a fixed Certificate Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Certificate Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus

Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

    Floating Rate Certificates. Each Series of Certificates with a variable Certificate Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined below) for such Series at the Initial Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement.

    Thereafter, the Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) the CD Rate ("CD Rate Certificate"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Certificate"), (iii) the Federal Funds Rate ("Federal Funds Rate Certificate"),
(iv) LIBOR ("LIBOR Certificate"), (v) the Prime Rate ("Prime Rate Certificate"),
(vi) the Treasury Rate ("Treasury Rate Certificate") or (vii) another Base Rate, as set forth in the applicable Prospectus Supplement. The "Index Maturity" for any Series of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

    As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any Series of Floating Rate Certificates, the Certificate Rate applicable to any Series of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable New

York and United States federal law. Under applicable New York and United States federal law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

    The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Certificate Rates on each Series of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series.

    The Floating Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period," and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that, unless otherwise specified in such Prospectus Supplement, the Certificate Rate in effect for the 10 days immediately prior to the Final Scheduled Distribution Date will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Series of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Certificate, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

    Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, Prime Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

    Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Certificate Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

    Interest on any Series of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

    The "Calculation Date," where applicable, pertaining to a Record Date will be the earlier of (i) the tenth calendar day after such Record Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Distribution Date.

    Upon the request of the holder of any Floating Rate Certificate of a given Series, the Calculation Agent for such Series will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

    CD Rate Certificates. CD Rate Certificates will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    The "CD Rate" means, with respect to any Record Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the CD Rate will be the rate on such Record Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations, under the heading "Certificates of Deposit." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the CD Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Record Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such CD Rate Certificates on such Record Date.

    CD Rate Certificates, like other Certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

    Commercial Paper Rate Certificates. Commercial Paper Rate Certificates will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    The "Commercial Paper Rate" means, with respect to any Record Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper." If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Commercial Paper Rate will be the Money Market Yield on such Record Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Commercial Paper Rate for such Record Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Record Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Commercial Paper Rate Certificates on such Record Date.

    "Money Market Yield" will be a yield calculated in accordance with the following formula:

            Money Market Yield           =             D x 360      x      100
                                                 ------------------
                                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

    Federal Funds Rate Certificates. Federal Funds Rate Certificates will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    The "Federal Funds Rate" means, with respect to any Record Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Federal Funds Rate will be the rate on such Record Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Federal Funds Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York, selected by the Calculation Agent after consultation with the Depositor, as of 9:00 a.m., New York City time, on such Record Date; provided that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Federal Funds Certificates on such Record Date.

    LIBOR Certificates. LIBOR Certificates will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    "LIBOR" means, with respect to any Record Date, the rate determined by the Calculation Agent in accordance with either clause (1) or clause (2) below, as specified in the applicable Prospectus Supplement:

    (1) The rate for deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Record Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

    (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Record Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

    If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

    If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Record Date will be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Record Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Record Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Record Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Record Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Record Date by three major commercial or investment banks (which may include Merrill Lynch & Co. or any of its affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Record Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that, if the banks selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such LIBOR Notes on such Record Date.

    If any LIBOR Certificate is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rates.

    Prime Rate Certificates. Prime Rate Certificates will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    The "Prime Rate" means, with respect to any Record Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Record Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Record Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Depositor. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Record Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Depositor; provided that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Prime Rate Certificates on such Record Date.

    Treasury Rate Certificates. Treasury Rate Certificates will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

    The "Treasury Rate" means, with respect to any Record Date, the rate for the auction held on such Record Date of treasury bills of the Index Maturity specified in the applicable Prospectus Supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be the auction average rate for such Record Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of one percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Record Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Record Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Depositor, for the issue of treasury bills with a remaining maturity closest to the applicable Index

Maturity; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Intrest Reset Date following such Record Date will be the interest rate borne by such Treasury Rate Certificate on such record Date.

Principal of the Certificates

    Each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. The applicable Prospectus Supplement will include a section entitled "Description of the Certificates--Collections and Distributions" which will set forth the priority of distributions on each Class of Certificates in a given Series. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Certificate Principal Balance of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series will be specified in the applicable Prospectus Supplement.

Optional Exchange

    The applicable Prospectus Supplement may provide that any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective affiliates and designees, may exchange Certificates of any given Series (an "Exchangeable Series") for a pro rata portion of the Deposited Assets (an "Optional Exchange Right"). The applicable Prospectus Supplement will specify the terms upon which an Optional Exchange Right may be exercised; provided that (a) any Optional Exchange Right shall be exercisable only to the extent that the exercise of such right (i) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) would not affect the characterization of the Trust as a "grantor trust" under the Code, and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately after such exercise. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding. See "Risk Factors--General Unavailability of Optional Exchange."

    While the exercise of an Optional Exchange will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding, the availability of the Optional Exchange Right may increase liquidity for the Certificateholders. The ability to exchange Certificates for Underlying Securities enables the Depositor, Merrill Lynch & Co. or the Trustee, or any of their respective affiliates or designees, to sell the Underlying Security, which may be part of a more liquid issue than the Certificates, at a better price for the holder than the sale of the less liquid Certificates.

Default and Remedies

    If there is a payment default on or acceleration of the Underlying Securities, then: (i) the Trustee will sell all of such Underlying Securities and a pro rata portion of the Related Assets and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Underlying Securities), (ii) the Trustee will distribute such Underlying Securities and a pro rata portion of the Related Assets in kind to the Certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certificateholders the financial and other information required by the Commission. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Certificateholders will have no discretion in this respect.

    The "Allocation Ratio" is the allocation between Classes of a given Series of the total expected cash flows from the Deposited Assets of that Series. The Prospectus Supplement for any Series with more than one Class will set forth the Allocation Ratio for that Series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the Certificateholders of different Classes of a given Series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities."

Call Right

    Merrill Lynch & Co. or the Depositor or, if so specified in the relevant Prospectus Supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the Certificates of a given Series or Class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given Series from the Trust (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable Prospectus Supplement will designate such Series as a "Callable Series."

    The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

    (a)  the initial holder of the Call Right;

    (b) whether the Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

    (c)  the Call Date or Dates; and

    (d)  the Call Price.

    After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each Certificateholder will be entitled to receive (in the case of a purchase of less than all of the Certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the Certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the related Prospectus Supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

    Certificates may be issued with Underlying Securities that permit the holder thereof to require the Underlying Securities Issuer to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the Trustee for such Series of Certificates will exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such Series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the Certificates of the Callable Series will be redeemed as described in "Description of the Certificates--Call Right." The Depositor will not issue a Series of Certificates with Puttable Underlying Securities if it would either (i) cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the Trust as a "grantor trust" under the Code.

Global Securities

    Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each, a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

       DTC has advised the Depositor as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with DTC ("Participants") in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC has confirmed to the Depositor that it intends to follow such procedures.

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


    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its Participants. The accounts to be credited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons or entities that may hold beneficial interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons or entities that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depositary can act only on behalf of its Participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

    Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Trustee or Securities Intermediary for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    The Depositor expects that the Depositary for Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositary also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be registered in "street name" and will be the responsibility of such Participants.

    If the Depositary for Certificates of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or

Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Certificates of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name.

    The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                       DESCRIPTION OF THE TRUST AGREEMENT

    General. The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever particular sections or defined terms of the Standard Terms are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

    At the time any Series of Certificates is issued, the Depositor will cause the Underlying Securities and the other Deposited Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. Each Deposited Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

    In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

    The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

    General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Certificates and will deposit in such accounts all amounts received by it in respect of the Deposited Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more Eligible Investments (as defined in the Trust Agreement) bearing interest or sold at a discount. Any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Certificateholders (and, if applicable, the holder of the Retained Interest) in accordance with the Allocation Ratio. Further, the Trustee, or such other person specified in the Prospectus Supplement, will make reasonable efforts to collect all scheduled payments under the

Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

    Realization upon Defaulted Deposited Assets. The Trustee, as administrator with respect to the Deposited Assets, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee under any Credit Support instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

    The Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset; provided that the Trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable Prospectus Supplement. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. To the extent provided in the applicable Prospectus Supplement, the Trustee will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest

    The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Series Supplement. A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. After the Trustee deducts all applicable fees (as provided for in the Trust Agreement) from any partial recovery on an Underlying Security, the Trustee will allocate any such partial recovery between the holder of the Retained Interest (if any) and the Certificateholders of the applicable Series.

Advances in Respect of Delinquencies

    Unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Record Date, subject to (i) the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

    Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Accounts for such Series to the extent that the Trustee shall determine, in its sole judgment, that such advance is not ultimately recoverable from Related Proceeds. If advances have been made by the Trustee from excess funds in the Certificate Account for any Series, the Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of the Trustee to make advances may be secured by a cash advance reserve fund or a Surety Bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such Surety Bond will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Trustee, the Administrative Agent and the
Depositor

    The Trustee may enter into agreements ("Administration Agreements") with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under the Trust Agreement; provided, however, that

    (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement,

    (ii) such Administrative Agreement shall not affect the rating of any Class of Certificates of such Series,

    (iii) such agreements are consistent with the terms of the Trust Agreement,

    (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent,

     (v) the Administrative Agent shall give representations and warranties in such Administration Agreement which are the same in substance as those required of the Trustee and

    (vi) such Administrative Agent shall meet the eligibility requirements of the Trustee pursuant to the Trust Agreement.

An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Securities Intermediary, the Depositor, an affiliate of any of the foregoing, or any third party and may have other business relationships with the Trustee, the Securities Intermediary, the Depositor or their respective affiliates. The applicable Prospectus Supplement will specify the Administrative Agent's compensation, if any, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

    The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

    The Trust Agreement will further provide that neither such Administrative Agent, the Depositor, the Trustee nor any director, officer, employee, or agent of the Trustee, the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Administrative Agent, the Depositor nor any such director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that the Trustee, an Administrative Agent, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that the Trustee, an Administrative Agent, and the Depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in their respective opinions may involve it in any expense or liability. Each of the Trustee, an Administrative Agent, and the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

    The Trustee, Depositor and any Administrative Agent shall have no obligations with respect to the Underlying Securities. The Depositor is not authorized to proceed against the Underlying Securities

Issuer in the event of a default. Except as expressly provided in the Trust Agreement, the Trustee is not authorized to proceed against the Underlying Securities Issuer or to assert the rights and privileges of Certificateholders.

    Any person into which the Trustee, the Depositor or an Administrative Agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the Trustee, Depositor or an Administrative Agent is a part, or any person succeeding to the business of the Trustee, Depositor or an Administrative Agent, will be the successor of the Trustee, Depositor, or such Administrative Agent (as the case may be) under the Trust Agreement with respect to the Certificates of a Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

    "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the Trustee with respect to such Series which continues unremedied for 30 days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Series Supplement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage of the aggregate Voting Rights of Certificates of such Series applicable to such matter. "Voting Rights" are the portion of the aggregate voting rights of Underlying Securities allocated to Certificateholders of each Class within a given Series (and to the holder of the Retained Interest) in direct proportion to the Allocation Ratio, as set forth in the applicable Prospectus Supplement.

    Upon the occurrence of an Administrative Agent Termination Event, the Trustee may terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. In the event of a termination of any such Administration Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under the requirements set forth above. If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under the requirements set forth above. Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).

Trustee Compensation and Payment of Expenses

    The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

    The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses (as defined below) of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

    Subject to the terms of the Trust Agreement, all Extraordinary Expenses, to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust. "Extraordinary Expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and
(ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement. "Ordinary Expenses" are defined in the Series Supplement and generally will consist of the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (a) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (b) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (c) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (d) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust. If and to the extent specified in the applicable Series Supplement, in addition to amounts payable to any Administrative Agent, the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the applicable Prospectus Supplement.

    The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which is not indemnifiable under the Trust Agreement which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the Required Percentage-Remedies, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust), in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities on a pro rata basis among such Certificateholders.

Optional Exchange

    The terms and conditions, if any, upon which Certificates of any Series may be exchanged for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Series Supplement; provided that any such Optional Exchange Right will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code; provided further that no Certificate may be exchanged unless the Trustee has received at least 30 days' but not more than 45 days' notice prior to an Optional Exchange Date (as defined in the Supplement), as more particularly described in the Trust Agreement.

    Any tender of a Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the Optional Exchange Right may be exercised by the holder of a Certificate for less than the aggregate principal amount of such Certificate as long as the aggregate principal amount outstanding after such exchange is a multiple of the minimum denomination of such Certificate and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate will be canceled and a new Certificate or Certificates for the remaining principal amount of the Certificate will be issued (which, in the case of any Certificate issued in registered form, will be in the name of the holder of such exchanged Certificate).

Voting Rights with Respect to Underlying Securities

    Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of Voting Rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Certificateholders of record on the relevant record date.

    Upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

    By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Certificateholder agrees so long as it is an owner of such Certificate that it will not grant any consent
(i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Certificateholder. The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth under this section, "Description of the Trust Agreement--Voting Rights with Respect to Underlying Securities," nor will it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of the provisions of such Section.

Limitations on Rights of Certificateholders

    No Certificateholder of a given Series will have the right under the Trust Agreement to institute any proceeding with respect thereto unless (i) such Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee for 15 days has failed to institute any such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement, to make any investigation into the facts of matters arising under the Trust Agreement or stated in any document believed by it to be genuine, unless requested in writing to do so by Certificateholders of the Required Percentage-Direction of Trustee (as defined in the Trust Agreement) or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the

Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

    Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes:

    (i)    to cure any ambiguity;

    (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;

    (iii) to appoint a change in Trustee for a Series of Certificates subsequent to the Closing Date (as defined in the applicable Supplement) for such Series;

    (iv) to provide for administration of separate Trusts by more than one trustee;

    (v) to provide for a successor Trustee with respect to Certificates of one or more Series;

    (vi) to provide for the issuance of a new Series of Certificates pursuant to a Supplement;

    (vii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any Series or Class of Certificateholders differently than any other Series or Class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders;

    (viii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders;

    (ix)   to comply with any requirements imposed by the Code; or

    (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement;

provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") under the Code.

    Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement also may be modified or amended from time to time by the Depositor, the Trustee and the Securities Intermediary, with the consent of the holders of Certificates evidencing the Required Percentage-Amendment of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that if such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the Required Percentage specified in the related Series Supplement shall include an additional specified percentage of the Certificates of such Series or Class, and provided further that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Certificate without the consent of the holders of such Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the holders of all Certificates of such Series or Class then Outstanding.

    Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the Required Percentage to waive the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

    Reports to Certificateholders. With each distribution to Certificateholders of a Series, the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

    (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

    (ii) any amounts payable by the Trust as of such date pursuant to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

    (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable (or that such Certificateholder reasonably requests in writing) to enable Certificateholders to prepare their tax returns;

    (iv) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Certificates of each such Class, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

    (v) in the case of Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Certificates on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

    (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

    (vii) the aggregate stated principal amount and, if applicable, Notional Amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and, if such rating has changed since the last Distribution Date, the current rating assigned thereon by the applicable Rating Agency;

    (viii) the aggregate principal amount (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate principal amount (or Notional Amount) due to the allocation of certain Realized Losses on such Distribution Date or otherwise, as provided in the Trust Agreement;

    (ix) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

    (x) any other information appropriate for a Series, as specified in the applicable Prospectus Supplement.

    Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclause (iii) above, aggregated for such calendar year during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

    Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. Any notice so mailed within the time period prescribed in the Trust Agreement or Series Supplement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Evidence as to Compliance

    The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

    The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

    Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Certificates

    If a mutilated Certificate is surrendered at the corporate trust office or agency of the Trustee in the City or State of New York or the Depositor and the Trustee receive satisfactory evidence that such Certificate has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Certificate was acquired by a bona fide purchaser.

Termination

    The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following final payment or other liquidation of any remaining Deposited Assets or Credit Support subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets or Credit Support. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement, nor will such Trust continue to exist if its existence would result in a violation of the common-law Rule Against Perpetuities. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

    Any such purchase of Deposited Assets or Credit Support and property acquired in respect of Deposited Assets or Credit Support evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets or Credit Support for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets or the Credit Support at the Cut-off Date (as defined in the Trust Agreement) for the Series specified in the applicable Prospectus Supplement.

Duties of the Trustee

    The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the recitals contained therein, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or the Deposited Assets, or the proceeds thereof. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

    The Trustee for any given Series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their respective affiliates.

                         DESCRIPTION OF DEPOSITED ASSETS

General

    Each Series of Certificates (or, if more than one Class exists, each Class within such Series) will represent in the aggregate the entire beneficial ownership interest in the Underlying Securities (which shall be Government Securities, senior or subordinated publicly traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of TOPrS(SM) trusts (as defined below) organized by such issuers, or securities that are similar to those issued by TOPrS(SM) trusts, in each case organized under the laws of the United States of America or any state thereof or under the laws of any foreign jurisdiction), together with other assets. Such other assets may include cash, cash equivalents, guarantees, Letters of Credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities (also described under "Risk Factors--Derivatives") designed to assure the servicing or timely distribution of payments to holders of the Certificates. Such assets will be described in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). Underlying Securities will have been issued pursuant to an effective registration statement filed with the Commission (or an exemption therefrom). If the Underlying Securities represent obligations issued by one or more Underlying Securities Issuers, such Underlying Securities will satisfy certain eligibility criteria described below under "Underlying Securities Issuer." Except for Government Securities, the Underlying Securities will be purchased in the secondary market and will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). The Underlying Securities will represent direct obligations of the United States Government, one or more corporations, general or limited partnerships, preferred securities of TOPrS(SM) trusts organized by such issuers, or securities that are similar to TOPrS(SM), in each case, organized under the laws of the United States or any state thereof or under the laws of any foreign jurisdiction. No Underlying Securities Issuer will participate in the offering of the Certificates, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities or from the issuance of the Certificates.

    Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust, and the Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

    This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any Underlying Securities Indenture.

    The applicable Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

Underlying Securities Issuer

    The Underlying Securities Issuers will be the United States Government, one or more corporations, general or limited partnerships, TOPrS(SM) trusts organized by such issuers, or by issuers of preferred securities that are similar to TOPrS(SM), in each case organized under the laws of the United States or any state thereof or under the laws of any foreign jurisdiction. The applicable Prospectus Supplement will provide only limited information about each Underlying Securities Issuer, such as its name, place of incorporation and the address of its principal offices, unless a Trust consists of Concentrated Underlying Securities. In that event, the applicable Prospectus Supplement will include audited financial statements of the issuer of such Concentrated Underlying Securities; provided that if such Underlying Securities Issuer is eligible to use Form S-3 for a primary offering, then the applicable Prospectus Supplement will refer only to the periodic reports filed with the Commission by such Underlying Securities Issuer, which periodic reports should be reviewed by any prospective Certificateholder of the Trust containing such Underlying Securities. See "Risk Factors--Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information not Available."

    Reports and information referred to in the preceding paragraph may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

    WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

    None of the Depositor, the Trustee, the Securities Intermediary, Merrill Lynch & Co. or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., identifying information, information of the type described in an applicable Prospectus Supplement under "Description of the Underlying Securities--General" and "Description of the Underlying Securities--Underlying Securities Indenture").

Underlying Securities Indenture

    General. Except for Government Securities or unless otherwise specified in the applicable Prospectus Supplement, each Underlying Security will have been issued pursuant to an Underlying Securities Indenture between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act. Government Securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) thereof and from the Trust Indenture Act under Section 304(a)(4) thereof.

    Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets, (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien or
(iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

    The Underlying Securities Indenture for one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. There can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants concerning any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

    Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period), (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities, (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of such securities, and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

    Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

    Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement for any Series of Certificates will describe the events of default under the Underlying Securities Indenture for any Concentrated Underlying Security and the applicable remedies. The Prospectus Supplement for any Trust consisting of a pool of Underlying Securities will describe certain common Underlying Security events of default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a Certificateholder will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same Series and Class as any Underlying Security in determining whether to require the acceleration of the Underlying Securities. See "Risk Factors--Limitation on Remedies Due to Passive Nature of the Trust."

    Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

    Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued typically will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

    The Underlying Securities Indenture with respect to Secured Underlying Securities may include some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

Principal Terms of Underlying Securities

    Reference is made to the applicable Prospectus Supplement for each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

    (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

    (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer;

    (iii) whether any of the obligations are secured and the nature of any collateral;

    (iv) the limit, if any, upon the aggregate principal amount of such securities;

    (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable;

    (vi) the rate or rates, or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the "Underlying Securities Rate"), the date or dates from which such interest will accrue, and the dates on which such interest will be payable;

    (vii) the obligation, if any, of the Underlying Securities Issuer to redeem such Underlying Securities and other securities of the same Class or Series pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

    (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;

    (ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the Underlying Securities may require the issuer of the Puttable Underlying Securities to repurchase or otherwise repay such Puttable Underlying Securities;

    (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof;

    (xi) if other than U.S. dollars, the currency in which such securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made, and the circumstances, if any, when such currency of payment may be change;

    (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities;

    (xiii) the rating thereof, if any;

    (xiv) the principal United States market on which the Underlying Securities are traded, if any; and

    (xv)   any other material terms of such Underlying Securities.

    With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses (ii), (iii), (v), (vi),
(vii), (viii), (ix), (x) and (xi) of the preceding paragraph and any other material terms regarding such pool of securities.

    Other than publicly traded debt securities which satisfy the necessary requirements set forth herein for Underlying Securities, the Underlying Securities may consist of, or be similar in structure to, Trust Originated Preferred Securities ("TOPrSSM") in respect of eligible corporations or general or limited partnerships. (Trust Originated Preferred Securities and TOPrSSM are service marks of Merrill Lynch & Co.)

    If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such issuer may be unavailable. In such cases: (i) the Trustee will sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) the Trustee will distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certificateholders the financial and other information required by the Commission. The applicable Prospectus Supplement will specify which of these remedies must be exercised by the Trustee, and the Trustee, the Depositor and the Certificateholders will have no discretion in this respect.

Credit Support

    As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Credit Support directly benefits the relevant Trust and thereby benefits Certificateholders. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

    Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional Credit Support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those Realized Losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a Reserve Account.

    If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Certificates may also include other forms of Credit Support, described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Certificateholders may be required to be paid prior to any distributions that must be made to Certificateholders.

    Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (each, a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (each, a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

    Unless otherwise specified in the applicable Prospectus Supplement, if the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the Credit Support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

    Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

Collections

    The Trust Agreement will establish procedures by which the Trustee or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, Letter of Credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

    The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the Allocation Ratio in respect of each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the Allocation Ratio assigned to each such Class for payments of other amounts, such as interest or premium.

                                 CURRENCY RISKS

    An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

    Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable in another Specified Currency may be issued at any time, based upon investor demand for Certificates denominated in such currencies. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

    PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency. Such Prospectus Supplement will also discuss risk factors relating to any such Specified Currency.

                              YEAR 2000 COMPLIANCE

The Company

    The Company does not believe that it has a material problem resulting from the inability of computer programs to properly recognize a year that begins with "20" instead of "19." The Company's operations do not rely on information technology, but, to the extent that information technology becomes a significant element of the Company's operations, the Company would rely on its parent, Merrill Lynch & Co., with respect to its information technology. Therefore, the Company would rely on the initiatives of Merrill Lynch & Co. with respect to Year 2000 compliance.

    Merrill Lynch & Co. believes that it has identified and evaluated its internal Year 2000 problem and that it is devoting sufficient resources to renovating technology systems that are not already Year 2000 compliant. Merrill Lynch & Co. has allotted nearly 10% of the current year's technology budget to its Year 2000 compliance efforts. By the end of the third quarter of 1998, the total amount spent by Merrill Lynch & Co. on its Year 2000 compliance initiatives is expected to be approximately $400 million. There can be no assurance that the costs of Year 2000 compliance will not exceed those allocated by Merrill Lynch & Co., nor can there be any assurance that these compliance efforts will succeed.

    The Company maintains relationships with certain third-parties, and is undertaking to assess the Year 2000 readiness of these third-parties. To the extent that these third-parties are adversely impacted by the Year 2000 issue, there can be no assurance that the Company will not also be materially adversely affected.

The Trusts

    Each entity acting as Trustee on behalf of a Trust may use information technology in the performance of its duties. The Company will consider, among other things, the Year 2000 readiness of a potential Trustee before selecting it as Trustee. To the extent that a Trustee is adversely impacted by the Year 2000 issue, there can be no assurance that the Certificateholders will not also be materially adversely affected, for example with respect to distributions to Certificateholders.

Underlying Securities Issuer

    To the extent that an Underlying Securities Issuer is not Year 2000 compliant or is adversely affected by Year 2000 issues, then the prices of the Trust Certificates and distributions to Certificateholders may be adversely affected. Unless otherwise provided in the applicable Prospectus Supplement, neither the Company nor the Trustee intends to ascertain the Year 2000 compliance status of any Underlying Securities Issuer.

                         FEDERAL INCOME TAX CONSEQUENCES

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of the Prospectus may affect the tax consequences described herein.

    This summary discusses only Certificates held by Certificateholders as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Certificateholder in light of its particular circumstances or to Certificateholders subject to special rules, such as certain financial institutions, insurance companies, dealers or Certificateholders holding the Certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any Series of Certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of tax counsel will be filed with the Commission in connection with each such Series of Certificates. In such opinion, tax counsel will opine as to the tax disclosure regarding the Certificates set forth in this Prospectus and the applicable Prospectus Supplement.

    In all cases, prospective investors are advised to consult their own tax advisors regarding the federal tax consequences to them of holding, owning and disposing of Certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

    For purposes of this discussion "U.S. Person" means an individual who, for federal income tax purposes, is a citizen or resident of the United States or a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. "U.S. Owner" means a Certificateholder that is a U.S. Person and "Non-U.S. Owner" means a Certificateholder that is not a U.S. Person.

Classification of Investment Arrangement

    The arrangement pursuant to which the Certificates will be created and sold and the Underlying Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust.

U.S. Owners

    In General

    Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Underlying Securities, including gross interest income at the interest rate on the Underlying Securities, in accordance with its method of accounting.

    Original Issue Discount

    The Underlying Securities may have originally been sold at a discount below their principal amount. As provided in the Code and the OID Regulations, the excess of the "stated redemption price" (as defined below) of each such Underlying Security over its "issue price" (defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Securities has been sold) will be original issue discount if such excess equals or exceeds a de minimis amount (i.e., one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to its maturity). An Underlying Security having more than a de minimis amount of original issue discount is referred to herein as an "OID Underlying Security." A U.S. Owner of an Underlying Security with a de minimis amount of original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Underlying Security. The "stated redemption price" of an Underlying Security is equal to the sum of all payments on the Underlying Security other than interest based on a fixed rate (or a variable rate, unless an applicable Prospectus Supplement otherwise states) and payable unconditionally at least annually.

    U.S. Owners are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Underlying Security as originally issued). Under these rules, U.S. Owners generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the stated redemption price at maturity of an Underlying Security are made before its final maturity. The OID Regulations permit U.S. Owners to use accrual periods of any length up to one year (including daily accrual periods) to compute accruals of original issue discount, provided each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

    Acquisition Premium and Market Discount

    In the event that a U.S. Owner purchases an OID Underlying Security at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. The adjusted issue price is defined as the sum of the issue price of the Underlying Security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless a U.S. Owner makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the U.S. Owner is allowed to reduce each accrual of original issue discount by a constant fraction.

    A U.S. Owner that purchases at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID Underlying Security, the adjusted issue price) will be required (unless such difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Underlying Security as interest income to the extent of the market discount that accrued while such U.S. Owner held such Underlying Security, unless the U.S. Owner elects to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to maturity after the U.S. Owner acquired the Certificate. If an Underlying Security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the U.S. Owner as if such U.S. Owner had sold the Certificate at its then fair market value. A U.S. Owner that acquired at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Certificate until the deferred income is realized.

    Premium

    Except as noted below, a U.S. Owner that purchases for an amount in excess of the principal amount, or in the case of an OID Underlying Security, the remaining stated redemption price, will be treated as having premium with respect to the Underlying Security in the amount of such excess. A U.S. Owner that purchases an OID Underlying Security at a premium is not required to include in income any original issue discount with respect to such Underlying Security. If such a U.S. Owner makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium," the amount of interest that must be included in such U.S. Owner's income for such accrual period (where such Underlying Security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to such period based on the Underlying Security's yield to maturity. If such Underlying Security may be called prior to maturity after the U.S. Owner has acquired it, the U.S. Owner generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Owner makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the U.S. Owner at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, such a U.S. Owner must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Security.

    Accrual Method Election

    Under the OID Regulations, a U.S. Owner is permitted to elect to include in gross income its entire return on an Underlying Security (i.e., the excess of all remaining payments to be received on the Underlying Security over the amount paid for the Certificate by such U.S. Owner) based on the compounding of interest at a constant rate. Such an election for an Underlying Security with amortizable bond premium (or market discount) will result in a deemed election for all of the U.S. Owner's debt instruments with amortizable bond premium (or market discount) and may be revoked only with permission of the IRS.

    Disposition or Retirement of Certificates

    Upon the sale, exchange or other disposition of a Certificate, or upon the retirement of a Certificate, a U.S. Owner will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Owner's tax basis in the Certificate. A U.S. Owner's tax basis for determining gain or loss on the disposition or retirement of a Certificate will be the cost of such Certificate to such U.S. Owner, increased by the amount of original issue discount and any market discount includible in such U.S. Owner's gross income with respect to the Underlying Security, and decreased by the amount of any payments under the Underlying Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

    Gain or loss upon the disposition or retirement of a Certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the Certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the Certificate has been held for more than one year.

Non-U.S. Owners

    Interest

    A Non-U.S. Owner will be subject to a 30 percent federal income and withholding tax on interest (including original issue discount) on an Underlying Security, unless an exemption is established.

    Disposition or Retirement of Certificates

    A Non-U.S. Owner that does not have certain present or former connections with the United States (e.g., holding such Non-U.S. Owner's Certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Certificate.

Information Reporting and Backup Withholding

    Payments made on the Underlying Securities and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

New Withholding Regulations

    The Treasury Department has issued new regulations that make certain modifications to the withholding, backup withholding and information reporting rules. The regulations generally are effective for payments made after December 31, 2000. Investors should consult their tax advisors regarding such regulations.

    THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR SITUATION. CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

    In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

    An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant."

    Under the Regulation, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

    Participation by benefit plan investors in the Certificates would not be significant if immediately after the most recent acquisition of a Certificate, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of Certificates and (2) the value of any other Class of Certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

    It is anticipated that certain offerings of Certificates will be structured so that assets of the Trust will not be deemed to constitute Plan Assets. In such cases, the relevant Prospectus Supplement will indicate either that the Certificates will be considered publicly offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

    In other instances, however, the offering of Certificates may not be so structured. Thus, the assets of the Trust may be deemed to be Plan Assets and transactions involving the Depositor, an underwriter, the Trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the Trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any Certificate.

    If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning Certificates; however, such loan, by itself, would not constitute prohibited transaction unless such issuer is a party in interest or Disqualified Person with respect to such Plan.

    If the underwriter with respect to an offering of Certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of Certificates by such underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

    The custodial and other services tendered by the Trustee and any trustee with respect to Underlying Securities might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or
Section 4975(c)(1)(E) or (F) of the Code.

    Other prohibited transaction exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts).

    The Prospectus Supplement relating to any offering of Certificates that will result in the Trust Assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

    ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

    Certificates may be offered in any of three ways: (i) through underwriters or dealers, (ii) directly to one or more purchasers or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, whether the Certificates are being offered by the applicable Prospectus Supplement in connection with trading activities that may create a short position or are being issued to cover such short position, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, and the place and time of delivery of the Certificates to be offered thereby.

    If underwriters are used in the sale, Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Merrill Lynch & Co. The obligations of such underwriters to purchase such Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

    If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

    Only Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Certificates or trading activities that create a short position. The Prospectus Supplement related to the Certificates for which a market is being made or a short position is being either created or covered will be delivered by such underwriters or affiliates.

    The Depositor is an affiliate of Merrill Lynch & Co.

                                  LEGAL MATTERS

    The validity of the Certificates will be passed upon for the Depositor and the underwriters by Shearman & Sterling, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----

$............................................................................3
adjusted issue price........................................................56
Administration Agreements...................................................33
Administrative Agent.........................................................1
Administrative Agent Termination Events.....................................35
Allocation Ratio............................................................27
Base Rate...................................................................20
Business Day................................................................19
Calculation Agent...........................................................20
Calculation Date............................................................21
Call on Certificates........................................................27
Call on Underlying Securities...............................................27
Call Right..................................................................27
Callable Series.............................................................27
CD Rate.....................................................................22
CD Rate Certificate.........................................................20
Cede.........................................................................1
Certificate.................................................................16
Certificate Account.........................................................52
Certificate Principal Balance...............................................26
Certificate Rate............................................................17
Certificateholders...........................................................1
Certificates.................................................................1
Class........................................................................1
Code.................................................................6, 38, 55
Commercial Paper Rate.......................................................22
Commercial Paper Rate Certificate...........................................20
Commission................................................................1, 2
Composite Quotations........................................................20
Concentrated Underlying Securities........................................1, 4
Credit Support...............................................................1
Cut-off Date................................................................31
Definitive Certificate......................................................28
Depositary..................................................................14
Deposited Assets............................................................42
Depositor....................................................................1
Distribution Date............................................................2
DTC..........................................................................1
ECU..........................................................................1
ERISA....................................................................6, 59
Exchange Act..............................................................1, 2
Exchangeable Series.........................................................26
Extraordinary Expenses......................................................36

Federal Funds Rate...........................................................23
Federal Funds Rate Certificate...............................................20
Final Scheduled Distribution Date.............................................2
Fixed Rate Certificates......................................................19
Floating Certificate Rate....................................................17
Floating Rate Certificates...................................................20
Fully Taxable Bonds..........................................................57
Global Security...............................................................1
Government Securities.........................................................1
H.15(519)....................................................................20
Index Maturity...............................................................20
Interest Reset Date..........................................................21
Interest Reset Period........................................................21
issue price..................................................................56
Letter of Credit.............................................................51
Letter of Credit Bank........................................................51
LIBOR........................................................................23
LIBOR Certificate............................................................20
LIBOR Reuters................................................................24
LIBOR Telerate...............................................................24
market discount..............................................................56
Maximum Certificate Rate.....................................................20
Merrill Lynch & Co............................................................1
Minimum Certificate Rate.....................................................20
Money Market Yield...........................................................23
Non-U.S. Owner...............................................................55
Notional Amount..............................................................19
NYSE..........................................................................1
OID Regulations..............................................................55
OID Underlying Security......................................................56
Optional Exchange Right......................................................26
Ordinary Expenses............................................................36
Original Issue Date..........................................................17
Participants.................................................................28
Plan......................................................................6, 57
Prime Rate...................................................................24
Prime Rate Certificate.......................................................20
Prospectus....................................................................3
Prospectus Supplement.........................................................1
PTEs.........................................................................60
Put Date.....................................................................28
Put Option...................................................................28
Puttable Underlying Securities...............................................28
Rating Agency................................................................11
Realized Losses..............................................................26
Record Date..................................................................18
Reference Banks..............................................................24

Registration Statement.......................................................2
Regulation..................................................................59
Related Proceeds............................................................33
Required Percentage.........................................................35
Reserve Account.............................................................51
Retained Interest...........................................................14
Reuters Screen NYMF Page....................................................24
Secured Underlying Securities...............................................48
Securities Act...............................................................2
Securities Intermediary......................................................1
Senior Underlying Securities................................................47
Series.......................................................................1
Series Supplement............................................................1
Specified Currency...........................................................2
Spread......................................................................20
Spread Multiplier...........................................................20
Standard Terms...............................................................1
stated redemption price.....................................................56
Strip Certificates..........................................................17
Subordinated Underlying Securities..........................................47
Surety......................................................................51
Surety Bond.................................................................51
Telerate Page 3750..........................................................24
TOPrSSM.....................................................................50
Treasury Rate...............................................................25
Treasury Rate Certificate...................................................20
Trust........................................................................1
Trust Agreement..............................................................1
Trust Indenture Act.........................................................46
Trustee......................................................................1
Trustee Fee..................................................................5
U.S. dollars.................................................................3
U.S. Owner..................................................................55
U.S. Person.................................................................55
Underlying Securities........................................................1
Underlying Securities Indenture.............................................19
Underlying Securities Issuer.................................................1
Underlying Securities Rate..................................................49
Underlying Securities Trustee...............................................46
US$..........................................................................3
Voting Rights...............................................................35

================================================================================

                                   ----------

                               Trust Certificates
                               ($25 Stated Amount)



                                  PREFERREDPLUS
                               TRUST CERTIFICATES

                                  SERIES WCM-1



                -------------------------------------------------
                              PROSPECTUS SUPPLEMENT
                -------------------------------------------------



                               Merrill Lynch & Co.



                                  May 30, 2001










         Until 25 days after the date of this prospectus, all dealers effecting transactions in the offered trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================